Exhibit 4.1

GNMAG Asset Backed Securitizations, LLC,

as Depositor

and
[   ],
as Trustee

TRUST AGREEMENT

Dated as of ___, [   ]

Agency Security Multi-Class Pass Through Certificates,
Series [   ]

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(continued)

-ii-

(continued)

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(continued)

TESTIMONIUM
SIGNATURES AND SEALS
ACKNOWLEDGMENTS

[Schedule I: Base Rate Mechanics]
Schedule A: Schedule of Agency Securities
Schedule B: Servicing Criteria
Schedule C: Performance Certification

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TRUST AGREEMENT dated as of ___, [    ] (herein, as amended and supplemented from time to time as permitted hereby, called this “Agreement”), by and between GNMAG Asset Backed Securitizations, LLC, a Delaware limited liability company (being herein, together with its permitted successors and assigns, called the “Depositor”) and ___, a ___, as trustee (herein, together with its permitted successors in the trust hereunder, called the “Trustee”).

PRELIMINARY STATEMENT

The Depositor is the owner of the Agency Securities (as hereinafter defined) and the other property being conveyed by it to the Trustee as part of the Trust Fund (as hereinafter defined) and has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Trust Fund and the issuance of certificates of beneficial interest therein representing in the aggregate beneficial ownership of the entire Trust Fund (the “Certificates”), which Certificates are issuable as provided in this Agreement. By the execution and delivery of this Agreement, the Depositor has agreed that it will elect to treat the Trust Fund as, and that the affairs of the Trust Fund shall be conducted so as to qualify as, a “real estate mortgage investment conduit” (“REMIC”) pursuant to Section 860D of the Code (as hereinafter defined). All covenants and agreements made by the Depositor and the Trustee herein are for the benefit of the holders from time to time of the Certificates. The Depositor is entering into this Agreement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Agreement a valid declaration of trust by the Depositor in accordance with its terms have been done.

In consideration of the mutual agreements herein contained, the Depositor and the Trustee hereby agree as follows:

ARTICLE I

Definitions

Section 1.01.          General Definitions.

Except as otherwise specified or as the context may otherwise require, the following terms have the meanings set forth below for all purposes of this Agreement, and the definitions of such terms are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Whenever any reference is made to an amount the determination or calculation of which is governed by Section 1.02, the provisions of Section 1.02 shall be applicable to such determination or calculation, whether or not reference is specifically made to Section 1.02, unless some other method of calculation or determination is expressly specified in the particular provision. Whenever reference is made herein to a Deficiency Event known to the Trustee or of which the Trustee has notice or knowledge, such reference shall be construed to refer only to a Deficiency Event of which the Trustee is deemed to have notice or knowledge pursuant to Section 9.01(d).

“10-K Filing Deadline”: As defined in Section 13.04.

“Accountant”: A Person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Trustee or the Depositor or an Affiliate of the Trustee or the Depositor.

“Accounting Firm Attestation”: As defined in Section 13.06.

“Accrual Date”: with respect to the ___Certificates and the Class ___Regular Interests, ___, ___, ___.

“Act”: With respect to any Certificateholder, as defined in Section 14.02.

“Additional Form 8-K Disclosure”: As defined in Section 13.03.

“Additional Form 10-D Disclosure”: As defined in Section 13.02.

“Additional Form 10-K Disclosure”: As defined in Section 13.04.

“ADR Organization”: The American Arbitration Association or, if The American Arbitration Association no longer exists or if its ADR Rules would no longer permit mediation or arbitration, as applicable, of the dispute, another nationally recognized mediation or arbitration organization selected by [____].

“ADR Rules”: the relevant rules of the ADR Organization for mediation (including non-binding arbitration) or binding arbitration, as applicable, of commercial disputes in effect at the time of the mediation or arbitration.

“Affiliate” of any specified Person: Any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agency Security”: A Ginnie Mae Agency Security that is Conveyed to the Trustee under this Agreement as part of the Trust Fund. The term “Agency Securities” means all Ginnie Mae Agency Securities Conveyed to the Trustee under this Agreement as part of the Trust Fund. The term “outstanding Agency Securities” as of any date means all of the Agency Securities other than any Agency Securities that have been fully paid as of such date.

“Agency Security Distribution”: With respect to any Agency Security, the amount of the monthly remittance payable to the holder of such Agency Security in accordance with its terms.

“Agency Security Distribution Due Date”: The date on which a particular Agency Security Distribution is payable to the holder of the related Agency Security in accordance with its terms.

“Agency Security Principal Balance”: As of the date of any determination with respect to any Agency Security, the then aggregate outstanding principal balance of such Agency Security.

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[“Agency Securities Purchase Agreement”: The Agency Security Purchase Agreement, dated as of the date hereof, between the Depositor, as purchaser, and [    ], as seller, pursuant to which the Depositor has acquired the Agency Securities.]

“Agency Security Rate”: With respect to any Agency Security, the fixed pass-through rate of interest payable to the holder thereof as indicated therein.

“Aggregate Agency Security Principal Balance”: The aggregate of the Agency Security Principal Balances for all Agency Securities as of the date of determination.

“Aggregate Cash Flow Value Decline”: With respect to the Due Period ending immediately prior to any Principal Distribution Date, the difference between

(a)       the aggregate of the Cash Flow Values of all Cash Flow Value Groups determined as of the first day of such Due Period, and

(b)       the aggregate of the Cash Flow Values of all Cash Flow Value Groups determined as of the last day of such Due Period.

“Aggregate Current Principal Amount”: (a) The aggregate of the Current Principal Amounts of all Regular Certificates Outstanding at the time of determination or (b) the aggregate of the Current Principal Amounts of all Certificates of a particular Class Outstanding as of the time of determination.

“Aggregate Regular Certificate Distribution Amount”: With respect to a particular Distribution Date, the lesser of (a) the amount in the Trust Account on such Distribution Date (net of any amounts therein representing Agency Security Distributions received subsequent to the end of the related Due Period) and (b) the sum of

(i)       all interest accrued (whether or not then distributable) on the then Outstanding [Regular] [Class ___, Class ___and Class ___] Certificates during the Interest Accrual Period ending immediately prior to such Distribution Date,

(ii)      the Principal Distribution Amount for such Distribution Date, and

(iii)      the Spread Distribution Amount, if any, for such Distribution Date.

“Agreement” or “this Agreement”: This instrument as originally executed and, if from time to time supplemented or amended by one or more supplements or amendments hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended. All references in this instrument to designated “Articles”, “Sections”, “Subsections” and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this instrument as originally executed. The words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision.

“Applicable Servicing Criteria”: the servicing criteria set forth on Schedule B hereto.

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“Assessment of Compliance”: As defined in Section 13.06.

“Asset Representations Review Agreement”: the Asset Representations Review Agreement, dated as of [_____], 20[_], among [_____], the Trustee and the Asset Representations Reviewer.

“Asset Representations Reviewer”: [________], a [______________].

“Assumed Reinvestment Rate”: ___percent (___%) through ___, 20___; ___percent (___%) through ___, 20___; and three percent (3%) thereafter.

“Authorized Officer”: With respect to the Depositor, any officer of the Depositor who is authorized to act for the Depositor in matters relating to this Agreement and the Trust Fund and whose name appears on a list of such authorized officers furnished by the Depositor to the Trustee, as such list may be amended or supplemented from time to time.

“Base Rate”: For each Interest Accrual Period (other than the first Interest Accrual Period) the rate determined by the Trustee on the related Interest Determination Date in accordance with the procedures set forth on Schedule I.

“Basic Prepayment Assumption”: the assumed fixed schedule of prepayments on an Agency Security based upon the remaining months to maturity for that Agency Security with such schedule given as a monthly sequence of prepayment rates expressed as annualized percent values. These values start at [____%] per year for an Agency Security with a remaining term of 360 months, increase by [____%] per year in each succeeding month until month 30 (i.e., when the remaining term is 330 months) ending at [___%] per year). As such time the rate remains constant at [___%] per year for the balance of the remaining term. Multiples of the Basic Prepayment Assumption are calculated from this prepayment rate series. The Basic Prepayment Assumption is used solely for purposes of applying the U.S. federal income tax original issue discount rules to the Regular Certificates.

“Breach Claim”: As defined in Section 10.03.

“Business Day”: Any day that is not a Saturday, Sunday or other day on which commercial banking institutions in the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to be closed.

“Cash Flow Value”: With respect to any Agency Security Group as of any date, the lesser of (a) the applicable Maximum Cash Flow Value Percentage of the aggregate of the Agency Security Principal Balances of the Agency Securities in such Cash Flow Value Group as of such date and (b) the aggregate of the discounted present values of the Scheduled Cash Flows of the Agency Securities in such Cash Flow Value Group due subsequent to such date, such discounted present values to be determined by discounting on a monthly basis, at the Highest Certificate Interest Rate, such Scheduled Cash Flows from the ___ day of the month in which they are due to their present value (i) in the case of the determination of Cash Flow Value at the Closing Date, at the date ___months prior to the first Distribution Date, and (ii) in all other cases, at the ___ day of the month of determination.

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“Cash Flow Value Group”: All Agency Securities based on the same underlying pool of mortgage loans.

“Certificate” or “Certificates”: Any certificate or certificates of beneficial interest in the Trust Fund authorized by, and authenticated and delivered under, this Agreement.

“Certificateholder” or “Holder”: The Person in whose name a Certificate is registered in the Certificate Register.

“Certificate Interest Rate”: With respect to any Floating Rate Certificate for any Interest Accrual Period, the rate of interest determined for such Interest Accrual Period pursuant to Section 3.03 and the terms of such Certificate. With respect to any Fixed Rate Certificate, the fixed annual rate at which interest accrues on such Certificate, as specified in Section 3.03 and in such Certificate.

“Certificate Register” and “Certificate Registrar”: As defined in Section 3.07.

“Certifying Person”: As defined in Section 13.05.

“Class”: All Residual Certificates or, in the case of Regular Certificates, all Certificates having the same Final Distribution Date and Certificate Interest Rate that are designated as a separate Class in Section 3.03 and that bear the designation of such Class.

“Clearing Agency”: “Clearing Agency” An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Closing Date”: ___.

“Code”: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

“Control Person”: As defined in Section 9.07.

“Convey”: To grant, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, deposit, set over and confirm; the term “Conveyance” shall have a meaning correlative to the foregoing. A Conveyance of an Agency Security or of any other instrument shall include all rights, powers and options (but none of the obligations) of the Conveying party thereunder, including without limitation the immediate and continuing right to claim for, collect, receive and give receipts for principal and interest payments in respect of such Agency Security or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings, and generally to do and receive anything that the Conveying party was or might have been entitled to do or receive thereunder or with respect thereto.

“Corporate Trust Office”: (i) The principal corporate trust office of the Trustee located at ___, ___, ___, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders and the Depositor, or the principal corporate trust office of any successor Trustee. (ii) The principal corporate trust office of the Trustee located at ___, ___, ___, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders and the Depositor, or the principal corporate trust office of any successor Trustee.

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“Current Principal Amount”: With respect to any Regular Certificate as of any date of determination, the sum of the denominations of such Certificate reduced by all prior distributions, if any, made with respect to principal of such Certificate.

[“Dated Date”: [_______].]

“Deficiency Distribution Date”: The first day of any month beginning with the first date upon which distributions following a Deficiency Event are to commence pursuant to Section 8.02 or Section 8.03 and ending, in the case of distributions pursuant to Section 8.02, with any curing of such Deficiency Event.

“Deficiency Event”: The inability of the Trustee to distribute to Holders of one or more Classes of Regular Certificates in accordance with the terms thereof and of this Agreement:

(i)       on any Distribution Date, an amount at least equal to the Optimal Aggregate Regular Certificate Distribution Amount;

(ii)      on the Initial Principal Distribution Date for a Class of Regular Certificates, an installment of principal of the Certificates of such Class; or

(iii)      on the Final Distribution Date for a Class, an amount equal to the entire remaining principal balance of the Outstanding Regular Certificates of such Class, together with accrued interest thereon for the immediately preceding Interest Accrual Period;

(iv)      in each case because of the insufficiency for such purpose of the funds then available in the Trust Account.

“Delinquency Trigger”: As of any Due Period, the occurrence and continuance of the payment of principal or interest on an Agency Security being more than sixty (60) days delinquent.

“Depositor”: GNMAG Asset Backed Securitizations, LLC, a Delaware limited liability company, until a successor Person shall have assumed the obligations of the Depositor hereunder pursuant to the applicable provisions hereof, and thereafter “Depositor” shall mean such successor Person.

“Depositor Order” or “Depositor Request”: A written order or request signed in the name of the Depositor by an Authorized Officer.

“Determination of Insufficiency”: As defined in Section 7.03.

“Determination of Sufficiency”: As defined in Section 7.02.

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“Distribution Date”: Each ___, ___, ___and ___, beginning ___.

“Distribution Date Statement”: As defined in Section 5.01.

“Distribution Determination Date”: With respect to any Distribution Date, the first Business Day after the ___day of the month [prior to the month] of such Distribution Date, the first such Distribution Determination Date being in ___.

“Distribution Statement”: As defined in Section 13.02.

“Due Period”: With respect to each Distribution Date, the related Due Period shall be the period beginning at the opening of business on the ___ Business Day preceding the immediately preceding Distribution Date (or, in the case of the Due Period which is applicable to the first Distribution Date, beginning on the Closing Date) and ending at the close of business on the   Business Day immediately preceding the related Distribution Date.

“Eligible Investments”: Any one or more of the following obligations or securities, provided that such investments qualify as “cash flow investments” as defined in Code Section 860G(a)(6):

(i)       direct obligations of, and obligations fully guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii)       demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including the Trustee or any agent of the Trustee acting in its commercial capacity) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment (1) the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution that is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) have the highest credit ratings available from Standard & Poor’s Corporation and Moody’s Investors Service, Inc., and (2) such depository institution, trust company, or parent holding company also has outstanding unsecured long-term debt rated at least Aa3 by Moody’s Investors Service, Inc.;

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(iii)       repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America (collectively “Eligible Collateral”), in either case entered into with [(a)] a depository institution or trust company (acting as principal) described in clause (ii) above [or (b) any other Person who is a member of the Securities Investor Protection Corporation so long as such repurchase obligation is by its terms to be performed by the repurchase obligor no later than thirty days prior to the first Principal Distribution Date after such repurchase agreement is entered into, and, in any case covered by this clause (b), such Eligible Collateral (1) has an aggregate market value as determined by the Trustee on a weekly basis of not less than 105% of the repurchase liability under such agreement, including accrued interest; (2) is deposited with the Trustee or with a Federal Reserve Bank for the account of the Trustee, or with a bank or trust company that is acting solely as agent for the Trustee and has a combined net capital and surplus of at least $50,000,000; (3) is subject to a perfected first priority security interest in favor of the Trustee; and (4) is free and clear of claims of third parties; provided, however, in the event that on any weekly determination date the aggregate market value of the Eligible Collateral as determined by the Trustee pursuant to clause (1) is less than 105% of the repurchase liability under such repurchase agreement, including accrued interest (such shortfall being hereinafter referred to as the “Repo Collateral Shortfall”), the Trustee shall so notify the repurchase obligor, and in the event that, after the expiration of two Business Days following such valuation, such repurchase obligor has not deposited with the Trustee additional Eligible Collateral having an aggregate market value on the date of deposit at least equal to the Repo Collateral Shortfall, the Trustee shall promptly sell the Eligible Collateral relating to such repurchase agreement and invest the proceeds of such sale that are in excess of the amounts required to be remitted to the repurchase obligor in Eligible Investments specified by the Depositor pursuant to Section 4.02; and further provided, that any repurchase obligation described in this clause (b) shall be an Eligible Investment only if, at the time of investment, such investment is acceptable to each nationally recognized rating agency that rated the Regular Certificates as a permitted investment of funds backing securities having ratings equivalent to its rating of the Regular Certificates that was in effect at the Closing Date;]

(iv)       securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which securities have credit ratings from Standard & Poor’s Corporation and Moody’s Investors Service, Inc. of AAA and Aaa, respectively, at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 10% of the sum of the Aggregate Agency Security Principal Balance and the aggregate principal amount of all Eligible Investments held in the Trust Accounts;

(v)       commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the highest credit ratings from Standard & Poor’s Corporation and Moody’s Investors Service, Inc. at the time of such investment; provided, however, that at such time the issuer of such obligations shall also have outstanding unsecured long-term debt obligations rated at least Aa3 by Moody’s Investors Service, Inc.;

(vi)       certificates or receipts representing ownership interests in future interest or principal payments on direct obligations of, or obligations fully guaranteed by, the United States of America or any of its agencies or instrumentalities the obligations of which are backed by the full faith and credit of the United States, which obligations are held by a custodian on behalf of the holders of such receipts; and

(vii)       any other demand, money market or time deposit, or any other obligation, security or investment as may be acceptable to each nationally recognized rating agency that rated the Regular Certificates as permitted investments of funds backing securities having ratings equivalent to its rating of the Regular Certificates that was in effect at the Closing Date.

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“ERISA”: the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act”: The Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“Exchange Act Reports”: any reports on Form 10-D, Form 8-K and Form 10-K required to be filed with respect to the Trust Fund under the Exchange Act.

“Expenses”: As to any Distribution Date, expenses incurred prior thereto which, pursuant to this Agreement, are payable from amounts in the Trust Account on such Distribution Date [after the withdrawal therefrom of the Aggregate Regular Certificate Distribution Amount for such Distribution Date (or, if a Deficiency Event is continuing, prior to the withdrawal of any amounts for the purpose of making distributions to Holders of Certificates), such expenses being limited to (i) any unpaid amount due to the Trustee pursuant to Section 9.07, (ii) any unpaid amount due any firm of Independent Accountants pursuant to Section 6.01, and (iii) any Expenses for a prior Distribution Date or Distribution Dates which have not been paid through withdrawals from the Trust Account because of the insufficiency of the funds on deposit therein for such purpose.]

“Final Distribution Date”: With respect to any Regular Certificate, the date specified in such Certificate as the fixed date on or before which the entire remaining principal balance of such Certificate is to be distributed.

“Fiscal Year”: The fiscal year that the Trust Fund uses for federal income tax purposes, which shall be the calendar year.

“Fixed Rate Certificate”: A Regular Certificate on which interest accrues at a fixed rate for the entire term of the Certificate.

“Floating Rate Certificate”: A Regular Certificate on which interest accrues during each Interest Accrual Period at a floating rate which is established on each related Interest Determination Date in accordance with Section 3.03 and the terms of such Certificate.

“Form 8-K Disclosure Information”: As defined in Section 13.03.

“Ginnie Mae”: The Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development, or any successor thereto.

“Ginnie Mae Agency Security”: A fully modified pass-through mortgage-backed certificate, the full and timely payment of principal and interest of which is guaranteed by Ginnie Mae and backed by the full faith and credit of the United States government and which represents a proportional undivided ownership interest in a pool of fully amortizing fixed-rate level payment mortgage loans secured by one- to four-family residences and which is Conveyed to the Trustee under this Agreement as part of the Trust Fund. The term “outstanding Ginnie Mae Agency Securities” as of any date means all the Ginnie Mae Agency Securities other than any Ginnie Mae Agency Securities that have been fully paid as of such date. The terms “Ginnie Mae I Agency Securities” and “Ginnie Mae II Agency Securities” refer to Ginnie Mae Agency Securities issued under the Ginnie Mae I program or the Ginnie Mae II program, as the case may be, pursuant to which fully-modified pass-through mortgage-backed certificates guaranteed by Ginnie Mae may be issued, as set forth in the applicable regulations and guidelines of Ginnie Mae.

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[“Highest Certificate Interest Rate”: The per annum rate of interest equal to the weighted average (rounded to nearest one-tenth of one percent) of the Certificate Interest Rates on the Regular Certificates under the Maximum Rate Assumption based upon the Aggregate Current Principal Amount of the Certificates at the Closing Date, such weighted average being ___% per annum.]

[“Highest Certificate Interest Rate”: At the time of determination, a per annum rate of interest equal to the highest Certificate Interest Rate applicable to any then Outstanding Certificate.]

“Indemnifying Party”: As defined in Section 13.08.

“Independent”: When used with respect to any specified Person means such a Person who (1) is in fact independent of the Depositor and any other Person obligated to perform any duties of the Depositor under this Agreement, (2) does not have any direct financial interest or any material indirect financial interest in the Depositor or in any such other Person or in an Affiliate of the Depositor or such other Person, and (3) is not connected with the Depositor or any such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that any Independent Person’s opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by a Depositor Order, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning thereof.

“Individual Certificate”: In the case of a Regular Certificate, a Certificate having a denomination equal to $1,000; in the case of a Residual Certificate, a Certificate evidencing a ___% Percentage Interest; in either case a Certificate having a denomination in excess of $1,000 or evidencing a Percentage Interest in excess of ___% shall be deemed to be a number of Individual Certificates equal to the quotient obtained by dividing such denomination or fractional undivided interest by $1,000 or by 1/___th, as the case may be.

“Initial Principal Distribution Date”: With respect to any Class of Regular Certificates, the Principal Distribution Date specified in Section 3.03 on which the Holders of Certificates of such Class are entitled to begin receiving distributions of principal with respect to the Certificates of such Class if such distributions have not already begun.

“Interest Accrual Period”: With respect to any Interest Distribution Date, the [three] month period ending [one month prior to] [on] such Interest Distribution Date.

“Interest Determination Date”: For each Interest Accrual Period (other than the first Interest Accrual Period) so long as there are any Floating Rate Certificates Outstanding, the   Business Day prior to the Distribution Date on which the interest accrued on the Floating Rate Certificates during the immediately preceding Interest Accrual Period is required to be distributed.

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“Interest Distribution Date”: With respect to any Class of Regular Certificates, any date specified herein as a Distribution Date upon which an installment of interest is distributable with respect to such Class.

“Maximum Cash Flow Value Percentage”:  %.

“Maximum Rate Assumption”: The assumption that the Rate of Interest for the Class ___Regular Certificates is ___% per annum.

“Non-Disqualification Opinion”: With respect to any action proposed to be taken under this Agreement, an Opinion of Counsel, in form and substance satisfactory to the Trustee, to the effect that the taking of such action will not cause the Trust Fund to fail to qualify as a REMIC at any time while any Regular Certificates are Outstanding; for purposes of such opinion the term “Outstanding” shall be construed as if clause (ii) of the definition thereof were not included in such definition.

“Officers’ Certificate”: A certificate signed by two Authorized Officers of the Depositor.

“Opinion of Counsel”: A written opinion of counsel who may, except as otherwise expressly provided in this Agreement, be counsel for the Depositor, the Trustee or any Affiliate of either of these and who shall be satisfactory to the Trustee.

“Optimal Aggregate Regular Certificate Distribution Amount”: As to any Distribution Date, the amount determined pursuant to clause (b) of the definition of Aggregate Regular Certificate Distribution Amount.

“Outstanding”: With respect to the Certificates, as of the date of determination, all Certificates theretofore authenticated and delivered under this Agreement except:

(i)       Certificates theretofore cancelled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation;

(ii)       Certificates or portions thereof for whose retirement money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Depositor) in trust for the Holders of such Certificates; provided, however, that if such Certificates are to be retired pursuant to Article XII, notice of such retirement has been duly given pursuant to this Agreement or provision therefor, satisfactory to the Trustee, has been made;

(iii)       Certificates in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to this Agreement unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser; and

(iv)       Certificates alleged to have been destroyed, lost, stolen or mutilated and surrendered to the Trustee for which replacement Certificates have been issued as provided for in Section 3.08; provided, however, that in determining whether the Holders of the requisite percentage of the Aggregate Current Principal Amount of the Outstanding Regular Certificates or any Class thereof or, as to Residual Certificates, of the requisite Percentage Interest, have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Depositor or any Affiliate of the Depositor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Certificates that the Trustee knows to be so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee that the pledgee is entitled so to act with respect to such and that the pledgee is not the Depositor or any Affiliate of the Depositor.

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“Percentage Interest”: As to any Residual Certificate, the percentage ownership interest in the Residual evidenced thereby as set forth on the face thereof.

“Permitted Transferee”: With respect to the holding or ownership of any Residual Certificate, any Person that is not (a) the United States, any state or political subdivision thereof, any possession of the United States, any agency or instrumentality of any of the foregoing, or an organization that is completely exempt from federal income tax under provisions of the Code relating to unrelated business taxable income or (b) a real estate investment trust, regulated investment company, partnership, trust or other pass-through entity in which any organization identified in clause (a) holds or is permitted to hold an interest.

“Person”: Any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Certificates”: With respect to any particular Certificate, every previous Certificate of the same Class evidencing all or a portion of the same interest in the Trust Fund as that evidenced by such particular Certificate; and, for the purpose of this definition, any Certificate authenticated and delivered under Section 3.08 in lieu of a lost, destroyed or stolen Certificate (or a mutilated Certificate surrendered to the Trustee) shall be deemed to evidence the same interest in the Trust Fund as the lost, destroyed or stolen Certificate (or a mutilated Certificate surrendered to the Trustee).

“Principal Distribution Amount”: With respect to any Principal Distribution Date, ___% of the Aggregate Cash Flow Value Decline for the immediately preceding Due Period.

“Principal Distribution Date”: With respect to any Class of Regular Certificates, any Distribution Date on which an installment of principal is distributable with respect to such Class.

“Principal Reduction Date”: In a month in which a Principal Distribution Date occurs, such Principal Distribution Date.

“Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.

[“Purchase and Contribution Agreement”: means the Purchase and Contribution Agreement, dated as of the date hereof, by and between GMTH Holdings, LLC, as seller, and the Depositor, as purchaser, pursuant to which the Depositor has acquired the Agency Securities.]

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“Rating Agency”: Each of [Moody’s] [Standard & Poor’s] [Fitch]

“Record Date”: With respect to any Class, the date on which the Holders of Certificates of such Class entitled to receive a distribution of principal or interest on the succeeding Distribution Date or Deficiency Distribution Date are determined, such date as to any Distribution Date or Deficiency Distribution Date being the ___day of the month [preceding the month] of such Distribution Date or Deficiency Distribution Date.

“Regular Certificate”: Any Certificate having a stated principal balance, Certificate Interest Rate and Final Distribution Date; all Regular Certificates shall be in one of the forms specified in Sections 3.02(a) and (b).

“Regulation AB” shall mean Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“REMIC”: As defined in the Preliminary Statement hereto.

“Reportable Event”: As defined in Section 13.03.

“Representative”: With respect to any Agency Security, the Trustee in its capacity as “Representative” under such Agency Security.

“Requesting Party”: As defined in Section 10.03.

“Residual”: The beneficial ownership interest in the Trust Fund that is not evidenced by the Regular Certificates, such interest representing the right to receive on any Distribution Date, the Residual Certificate Distribution Amount.

“Residual Certificate”: Any Certificate issued in the form specified in Section 3.02(c).

“Residual Certificate Distribution Amount”: As to any Distribution Date, the amount in the Trust Account on such Distribution Date after the deduction of (i) the Aggregate Regular Certificate Distribution Amount, (ii) any Expenses and (iii) any Agency Security Distribution received subsequent to the end of the related Due Period.

“Responsible Officer”: With respect to the Trustee or the Depositor, the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any trust officer or assistant trust officer, the controller, any assistant controller or any other officer of the Trustee or the Depositor customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

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“Scheduled Agency Security Distribution”: With respect to any Agency Security for any month after the date of determination, the aggregate of the minimum scheduled Agency Security Distributions receivable in that month with respect to such Agency Security, determined in accordance with Section 1.02 hereof.

“Schedule of Agency Securities”: Schedule A hereto listing, by type, pool number, Agency Security Rate, original principal balance, Agency Security Principal Balance at the Closing Date, issue date, and maturity date, the Agency Securities being Conveyed to the Trustee on the Closing Date.

“Scheduled Cash Flow”: With respect to any Cash Flow Group for any month ending after the date of determination, an amount equal to the Scheduled Agency Security Distributions on such Cash Flow Group in such month.

“Sequential Payment Certificates”: As defined in Section 3.03(c)(3)

[“Sponsor”: As defined in Section 10.03.]

“Spread”: As to any Due Period, the excess of

(a)       the sum of

(i)       the total amount of Agency Security Distributions on the Agency Securities received during such Due Period,

(ii)       the aggregate reinvestment income on the amounts described in the foregoing clause (i) above

(A)       received through the close of business on the last Business Day in such Due Period, and

(B)       receivable thereafter but before the following Distribution Date (or on the following Distribution Date in the case of any investment that may mature on such Distribution Date pursuant to Section 4.01(b)) in the case of any such amount invested in investments scheduled to mature after the last Business Day in such Due Period, and

(iii)       the aggregate reinvestment income that can be earned from the reinvestment of each of the amounts described in the foregoing clauses (i) and (ii) at the Assumed Reinvestment Rate, from

(A)       the first Business Day following such Due Period, in the case of any cash in the Trust Account at the close of business on the last Business Day in such Due Period,

(B)       the date funds are required to be deposited in the Trust Account, if such deposit date is after the last Business Day in such Due Period, or

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(C)       the scheduled maturity date of any investment scheduled to mature after the last Business Day in such Due Period, in either case to the last Business Day prior to the related Distribution Date, over

(b)       the sum of

(i)       the Aggregate Regular Certificate Distribution Amount for such Distribution Date, exclusive of any Spread Distribution Amount included therein; and

(ii)       the Expenses payable on the following Distribution Date;

provided, that, in the case of any calculation of Spread made on a Distribution Determination Date, Agency Security Distributions due during the related Due Period but not received on or prior to such Distribution Determination Date shall be assumed to be received on the assumed date of receipt thereof specified in Section 1.02(e); and provided, further, that any such calculation of Spread shall be subject to adjustment pursuant to Section 5.01 under the circumstances and in the manner therein set forth.

“Spread Distribution Amount”: With respect to any Distribution Date, the Spread Percentage of the Spread for the related Due Period.

“Spread Percentage”: ___%.

“Termination Date”: Any day on which all Outstanding Certificates are to be retired following the final payment of the principal of all outstanding Agency Securities and termination of this Agreement pursuant to Article XII; any such day shall be a day that would otherwise be a Distribution Date.

“Termination Price”: The final payment of the principal of all outstanding Agency Securities and termination of this Agreement pursuant to Article XII hereof, an amount equal to % of the Current Principal Amount of the Certificate to be so retired, together with interest on such amount at the applicable Certificate Interest Rate, from the end of the second preceding Interest Accrual Period (or from the Accrual Date if no Distribution Date has yet occurred) to [the ___day of the month prior to the month of] the applicable Termination Date, other than any installments of interest distributable on or before such applicable Termination Date.

“TIA”: the Trust Indenture Act of 1939, as amended and as in force on the date hereof, unless otherwise specifically provided.

“Trust Account”: As defined in Section 4.01.

“Trust Fund”: All money, instruments and other property Conveyed or intended to be Conveyed to the Trustee under this Agreement for the benefit of the Holders of the Certificates as of any particular time, including all proceeds thereof.

“Trustee”:        , a , until a successor Person shall have become the Trustee as herein provided, and thereafter “Trustee” shall mean such successor Person.

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Section 1.02.         Calculations Respecting Mortgage Loans Underlying Agency Securities.

(a)       In connection with all calculations required to be made pursuant to this Agreement with respect to Agency Security Distributions on any Agency Security, and any payment on the underlying Agency Securities or any payments on any other assets included in the Trust Fund, the rules set forth in this Section 1.02 shall be applied except to the extent expressly supplemented or modified herein.

(b)       All calculations with respect to Agency Security Distributions on an Agency Security shall be made on the basis of information or accountings as to Agency Security Distributions on such Agency Security:

(i)       furnished by the issuer thereof or published by a third party that bases the information published by it on information furnished by or on behalf of Ginnie Mae, in the case of a Ginnie Mae I Agency Security, and

(ii)       furnished by the paying agent therefor or published by a third party that bases the information published by it on information furnished by or on behalf of Ginnie Mae, in the case of a Ginnie Mae II Agency Security.

To the extent they are not patently incorrect on their face, such information or accountings may be conclusively relied upon in making such calculations, subject to adjustment pursuant to Section 5.01 under the circumstances and in the manner therein set forth.

(c)       All calculations with respect to future Agency Security Distributions on the Agency Securities or future payments on the underlying mortgage loans shall be made on the assumption that all of the mortgage loans underlying the Agency Securities in a particular Cash Flow Value Group constitute a single fully-amortizing fixed-rate mortgage loan:

(i)       bearing interest at a fixed rate equal to the highest rate that might be borne by any of the mortgage loans underlying any of the Agency Securities in such Cash Flow Value Group (such highest rate being the sum of (A) the Agency Security Rate for the Agency Securities in such Cash Flow Value Group and (B) either (1) the highest servicing fee and guaranty fee, if any, applicable to any of the underlying mortgage loans or (2) if the exact servicing fee and guaranty fee, if any, applicable to any of the underlying mortgage loans is not known, the highest possible servicing fee and guaranty fee, if any, that might be applicable thereto as provided in applicable guidelines for the program pursuant to which such Agency Securities were issued) and subject to a servicing fee and guaranty fee, if any, equal to the amount described above in clause (B)(1) or (B)(2) of the foregoing parenthetical clause, whichever is applicable;

(ii)      having an outstanding principal balance equal to the aggregate of the then current Agency Security Principal Balances of all the Agency Securities included in such Cash Flow Value Group;

(iii)     maturing in the month of the scheduled maturity date of the latest maturing Agency Security in such Cash Flow Value Group; and

(iv)     which provides for fixed level monthly payments.

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(d)       All calculations with respect to future Agency Security Distributions shall be made on the assumption that none of the underlying mortgage loans are prepaid and that all such mortgage loans are paid in accordance with their actual payment schedule, or the assumed payment schedule calculated pursuant to subsection (c) of this Section 1.02, whichever is applicable. Calculations of such Agency Security Distributions and of Agency Security Principal Balances shall give effect to the period of time that elapses between scheduled due dates on which payments on underlying mortgage loans are due and the dates on which such payments are required to be distributed to the holder of a related Agency Security in accordance with the guidelines for the program pursuant to which such Agency Securities were issued.

(e)       Each Agency Security Distribution receivable with respect to an Agency Security, unless actually received earlier, shall be assumed to be received (i) in the case of a Ginnie Mae I Agency Security, on the   day of the month, and (ii) in the case of a Ginnie Mae II Agency Security, on the   day of the month. Each such Agency Security Distribution shall be assumed to be immediately deposited in the Trust Account. All principal of and interest on investments held in a Trust Account shall be assumed to be received on the date due and immediately deposited in such Trust Account and reinvested on the next succeeding Business Day at the applicable Assumed Reinvestment Rate.

ARTICLE II

Conveyance of Trust Fund; REMIC Election and

Designation; Original Issuance of Certificates

Section 2.01.        Creation and Declaration of Trust;

(a)       The trust created pursuant to this Agreement is a common law trust under the laws of the State of New York. In exchange for all of the Certificates, the Depositor hereby Conveys to the Trustee, without recourse, for the benefit of all present and future Holders of the Certificates, all of the Depositor’s right, title and interest in and to (a) the Agency Securities listed in Schedule A to this Agreement, which the Depositor causes to be delivered to the Trustee as described in paragraph (b) below, and all Agency Security Distributions with respect thereto payable to Persons who are holders of record thereof on and after [____] [the Dated Date], (b) the Trust Account, including all income from the investment of funds therein, (c) the rights and remedies of the Depositor pursuant to the [Agency Securities Purchase Agreement][Purchase and Contribution Agreement] relating to the Agency Securities, and (d) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property (including without limitation, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, causes of action, rights to payment of any and every kind and other forms of obligations, receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (the “Conveyed Assets”). [For the avoidance of doubt, Agency Security Distributions relating to the period between the Closing Date and the Dated Date shall not constitute part of the Conveyed Assets but shall be available to the Trustee as described in Section 5.04.]

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(b)       In connection with the Conveyance referred to in the preceding paragraph, the Depositor shall, not later than the Closing Date, convey the Agency Securities to the Trustee either (i) by physical delivery of Agency Securities which are in physical form, duly endorsed, to the Trustee; [(ii) by delivery of any other Agency Securities through a Clearing Agency, in which event (A) the Trustee has accepted delivery of such Agency Securities through such Clearing Agency and (B) the Agency Securities have been credited to a custodial account established by the Trustee, or its authorized agent for the benefit of the Certificateholders, and for which the Trustee is the sole entitlement holder and the Trustee shall have the right to hold and maintain such Agency Securities on deposit with such Clearing Agency for all purposes of this Agreement. In addition, the Depositor shall, not later than the Closing Date, deliver to the Trustee any related agreements or other instruments with respect to the Agency Securities and any other Conveyed Assets that are conveyed to the Trustee pursuant to the preceding paragraph.] [(ii) in the case of Agency Securities that are issuable only in book-entry form under the book-entry system operated by the Federal Reserve System, have been registered on the books of the Federal Reserve Bank of New York in the name of Participants Trust Company, which has confirmed to the Trustee in writing on or prior to the Closing Date that it is holding such Agency Securities on behalf of the Trustee and has identified such Agency Securities on its records as belonging to the Trustee,] or (iii) in the case of Ginnie Mae Agency Securities that are held under the clearing system operated by Participants Trust Company, have been registered on the books of   in the name of  , which has confirmed in writing to the Trustee on or prior to the Closing Date that it is holding such Ginnie Mae Agency Securities on behalf of the Trustee and has identified such Ginnie Mae Agency Securities on its records as belonging to the Trustee; provided that the Depositor may, at its sole option, instead request the Trustee to cause all of such Agency Securities to be so registered no later than the opening of business on the last Business Day of the month of the Closing Date, in which event such Agency Securities shall be accompanied by such powers and shall otherwise be in such form as shall permit the registration thereof in the name of the Trustee or its nominee without the taking of any further action other than presentation for registration of transfer and payment of the applicable fees in connection therewith, and the Trustee, by its acceptance of such Agency Securities, shall be deemed to have agreed to present them for registration of transfer no later than the opening of business on the last Business Day of the month of closing and to pay the applicable transfer fees (subject to its right of reimbursement under Section 9.07).

(c)       The Conveyance of the Conveyed Assets by the Depositor pursuant to this Agreement is absolute and is intended by the parties hereto as a sale.

(d)       With respect to the delivery of the Conveyed Assets to the Trustee, the Depositor hereby represents and warrants to the Trustee that:

(i)       the Depositor is duly authorized to so deliver the Conveyed Assets;

(ii)      at the time of delivery of the Conveyed Assets, the Depositor’s interest in such Conveyed Assets is free and clear of any lien, pledge, encumbrance, right, charge, claim or other security interest created by the Depositor;

(iii)     such delivery is irrevocable and free of any continuing claim by the Depositor except such as the Depositor may have as a Certificateholder;

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(iv)     each item of the Conveyed Assets is comprised of “investment property”, “instruments”, “tangible chattel paper”, “accounts”, “security entitlements” or “general intangibles,” which shall in each case have the meaning defined in the Uniform Commercial Code; and

(v)      the Depositor has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Conveyed Assets Transferred to the Trustee hereunder.

The above representations and warranties shall survive the delivery of such Conveyed Assets to the Trustee and the execution and delivery of the Certificates.

(e)       Unless otherwise specified in this Agreement, the Trust Fund created hereunder shall not engage in any business or activities other than in connection with, or relating to, acquiring, holding, protecting and preserving of the Conveyed Assets, the issuance of the Certificates, making distributions on the Certificates and other than those required or authorized by this Agreement or incidental to and necessary to accomplish such activities. The Trust Fund created hereunder shall not issue or sell any securities or other obligations other than the Certificates and shall not otherwise incur, assume or guarantee any indebtedness for money borrowed.

Section 2.02.         Acceptance by Trustee; Representative.

The Trustee hereby acknowledges receipt by it, or by a custodian on its behalf, of the related Conveyed Assets now existing or hereafter acquired, and the related documents referred to in Section 2.01, and declares that it will hold such Conveyed Assets and all other documents delivered to it pursuant to this Agreement, and that it will hold all such assets and such other assets (including Trust Estate acquired from a Person other than the Depositor) comprising the Trust for the Certificates, in trust for the exclusive use and benefit of all present and future Certificateholders and for the purposes and subject to the terms and conditions set forth in this Agreement. [The Trustee shall act as the Representative with respect to each Agency Security and will perform the duties and obligations of the Representative as provided in the related Agency Security for the benefit of the Certificateholders.] Concurrently with the delivery to it by the Depositor of the property included in the Trust Fund the Trustee has executed and caused to be authenticated and delivered, to or upon the order of the Depositor, in exchange for such property, the Certificates, duly authenticated by the Certificate Registrar, in authorized denominations and Percentage Interests evidencing in the aggregate beneficial ownership of the entire Trust Fund.

Section 2.03.          REMIC Election and Designation.

(a)       The Depositor agrees that it will, and is hereby authorized and directed to, elect to treat the Trust Fund as a REMIC within the meaning of section 860D of the Code. Such election shall be included in the partnership information return to be filed by the Depositor on behalf of the REMIC constituted by the Trust Fund for its first taxable year, which will be its first Fiscal Year.

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(b)       The Regular Certificates are hereby designated as “regular interests” in the Trust Fund for purposes of Section 860G(a)(1) of the Code. The Residual Certificates are being issued in a single Class and are hereby designated by the Depositor as constituting in the aggregate the sole class of “residual interests” in the Trust Fund for purposes of section 860G(a)(2) of the Code.

(c)       The Closing Date is hereby designated as the “start-up day” of the REMIC constituted by the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

(d)       After the Closing Date, the Trustee shall not accept any contribution of assets to the Trust Fund unless it has first received either (i) a Non-Disqualification Opinion with respect to the inclusion of such assets in the Trust Fund or (ii) an Opinion of Counsel to the effect that such contribution will not cause the Trust Fund to be subject to any tax as a result of such contribution (including an tax on “prohibited transactions” of the Trust Fund).

(e)       The trust created hereby shall be known as “GNMAG Asset Backed Securitization Trust, Series [_____].” The office of the trust created hereby shall be in the care of the Trustee at its Corporate Trust Office.

Section 2.04.         Original Issuance of Certificates; Representations and Warranties, Delivery of Documents.

(a)       In connection with the foregoing Conveyance, the creation of the Trust Fund and the issuance of the Certificates, the Depositor hereby represents and warrants:

(i)       the Depositor has been duly incorporated and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with corporate power to own its properties, to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement;

(ii)       this Agreement has been duly authorized, executed and delivered by the Depositor and assuming due execution and delivery thereof by the Trustee, this Agreement, as executed and delivered by the Depositor, is the valid, legal and binding obligation of the Depositor, enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless whether such enforceability is considered in a proceeding in equity or at law);

(iii)       the issue and sale of the Certificates and the fulfillment of the terms of this Agreement do not conflict with or result in a breach or violation of any term or provision of, or constitute a default under, the certificate of formation or limited liability company agreement of the Depositor, or any indenture or other agreement or instrument to which the Depositor is a party or by which it is bound, or any state or Federal statute or regulation applicable to the Depositor or any order of any state or Federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and

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(b)       In connection with the foregoing Conveyance, the creation of the Trust Fund and the issuance of the Certificates, the Depositor hereby delivers to the Trustee an Officers’ Certificate stating that:

(i)       the Depositor was, immediately prior to the Conveyance thereof to the Trustee, the owner of each Agency Security Conveyed to the Trustee; the Depositor has not assigned any interest or participation in any such Agency Security (or, if any such interest or participation has been assigned, it has been released); and the Depositor has full right to Convey each such Certificate to the Trustee;

(ii)       the Depositor has Conveyed to the Trustee all of its right, title and interest in and to each such Agency Security ;

(iii)       each Agency Security listed on Schedule A is a Ginnie Mae Agency Security; and

(iv)       attached to such Officers’ Certificate [are] [is a] true and correct [copies] [copy] of [a] letter[s] signed by [Standard & Poor’s Corporation] [and]

[Moody’s Investors Service, Inc.] confirming that no Class of Certificates has been rated lower than [AAA] [and] [Aaa] [, respectively].

ARTICLE III

The Certificates

Section 3.01.         Forms Generally.

The Certificates and the Certificate Registrar’s certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the Trustee’s or the Depositor’s judgment be necessary, appropriate or convenient to permit any of the Certificates to be issued and sold to or held in a form other than fully-registered form by non-United States Persons, to establish entitlement to an exemption from United States withholding tax or reporting requirements with respect to distributions on any of the Certificates or to comply, or facilitate compliance, with other applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof. While Certificates may contain any of the above-referenced provisions with respect to Certificates issued in a form other than fully-registered form, no Certificates may actually be issued in such form until the Trustee shall have executed an appropriate amendment to this Agreement pursuant to Section 12.01(5) providing for such issuance.

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The definitive Regular Certificates shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Regular Certificates may be listed, all as determined by the officers executing such Certificates, as evidenced by their execution thereof. The definitive Residual Certificates may be produced in any manner permitted for the definitive Regular Certificates or may be typewritten, all as determined by the officers executing such Certificates, as evidenced by their execution thereof.

Section 3.02.          Form of Certificates and Certificate of Authentication.

(a)       The form of the face of a Regular Certificate is set forth on Exhibit A-1 hereto.

(b)       The form of the reverse of a Regular Certificate is set forth on Exhibit A-2 hereto.

(c)       The form of Residual Certificate is set forth on Exhibit B hereto.

(d)       The form of Certificate Registrar’s certificate of authentication is as follows:

This is one of the Certificates referred to in the within mentioned Agreement.

Certificate Registrar

By:
Authorized Signatory

(e)       The form of the original issue discount legend which will appear on the face of the Class ___ Regular Certificates is as follows:

[The following information is provided solely for the purposes of applying the federal income tax original issue discount (“OID”) rules to this Certificate. The issue date of this Certificate is        , [    ]. Assuming that OID should be calculated on an assumption that the mortgage loans underlying the Agency Securities (the “Loans”) prepay at a 0% rate, this Certificate is issued with no more than $        of OID per $1,000 of initial principal balance, the yield to maturity is ___%, and the amount of OID attributable to the initial accrual period is $        per $1,000 of initial principal balance, computed under the exact method. Assuming, alternatively, that OID should be calculated based on the assumption that the Loans prepay at of the Basic Prepayment Assumption, this Certificate has been issued with no more than $   of OID per $1,000 of initial principal balance, the yield to maturity is ___%, and the amount of OID attributable to the initial accrual period is $  per $1,000 of initial principal balance, computed under the exact method.]

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(f)       Any class of Certificates may be issued in the form of a global security. If any security of a series is issuable in global form, such security may provide that it shall represent the aggregate amount of outstanding securities from time to time endorsed thereon and may also provide that the aggregate amount of outstanding securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a security in global form to reflect the amount, or any increase or decrease in the amount, of outstanding securities represented thereby shall be made by the Trustee and in such manner as shall be specified in such security. Any instructions by the company with respect to a security in global form, after its initial issuance, shall be in writing but need not comply with Section 14.03.

(g)       Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Permanent global securities will be issued in definitive form. Each such global security shall bear a legend on the face of such Certificate substantially as follows:

[FORM OF FACE OF SECURITY]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Section 3.03.         Regular Certificates Issuable in Classes; General Provisions with Respect to Distributions of Principal and Interest; Denominations.

(a)       The aggregate principal amount of Regular Certificates that may be authenticated and delivered under this Agreement is limited to $ __, except for Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 3.05, 3.07, 3.08 or 14.05 of this Agreement. Such aggregate principal amount shall be divided among ___Classes having designations, original principal amounts, Certificate Interest Rates, Initial Principal Distribution Dates and Final Distribution Dates as follows:

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	Original	Certificate		Initial Principal	Final
	Principal	Interest		Distribution	Distribution
Designation	Amount	Rate		Date	Date
Class ___	$		[1]
Class ___			%
Class ___
Class ___

1/ The Class ___ Certificates shall be [_____] Rate Certificates.

During the initial Interest Accrual Period (applicable to the Interest Distribution Date falling on   ), the Class ___ Certificates will accrue interest at the rate of ___% per annum. During each subsequent Interest Accrual Period, the Class ___ Certificates will accrue interest at a rate per annum equal to the sum of the Base Rate and ___% Subject to a maximum rate of ___% per annum.

On each Interest Determination Date until all the Floating Rate Certificates are retired, the Trustee shall determine the Base Rate and the resulting Certificate Interest Rate to be applicable to the Floating Rate Certificates for the related Interest Accrual Period.

(b)       Promptly after its determination thereof on each Interest Determination Date, the Trustee will advise the Depositor of the Certificate Interest Rate applicable to the Floating Rate Certificates for the related Interest Accrual Period [and will use its best efforts to cause such Certificate Interest Rate to be published in a newspaper of general circulation in New York City].

The establishment of the Base Rate by the Trustee and the Trustee’s subsequent calculation of the Certificate Interest Rate applicable to the Floating Rate Certificates for each Interest Accrual Period shall (in the absence of manifest error) be final, conclusive and binding upon the Certificateholders, the Depositor and any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns. The principal of each Regular Certificate shall be distributable in installments beginning no later than the Initial Principal Distribution Date therefor and ending no later than the Final Distribution Date therefor unless the unpaid principal balance of such Certificate becomes distributable at an earlier date by reason of the occurrence of a Deficiency Event or termination of the Trust Fund pursuant to Article XII or otherwise.

(c)       The aggregate amount of each installment of principal distributable on the Regular Certificates on each Principal Distribution Date is equal to the lesser of (i) funds remaining in the Trust Account on such Distribution Date after the subtraction of an amount equal to the amount distributable as interest on the Regular Certificates on such Distribution Date and (ii) the sum of:

(1)       the Principal Distribution Amount, if any, for such Principal Distribution Date; and

(2)       the Spread Distribution Amount, if any, for such Principal Distribution Date.

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The aggregate amount of principal distributable on the Regular Certificates on each Principal Distribution Date as described above is distributable [pro rata among the Certificates of all Classes.] [___% to the Certificates of Class ___and ___% to the Certificates of Classes ___, ___and ___ (the “Sequential Payment Certificates”). The amount distributable on the Sequential Payment Certificates on any Principal Distribution Date is distributable] [first on the Certificates of Class ___, until the entire principal balance of such Class ___Certificates has been retired. On the Principal Distribution Date on which the entire principal balance of Class ___Certificates has been retired, any remaining amounts required to be distributed on such Principal Distribution Date as principal of the [Sequential Payment] [Regular] Certificates shall be distributed on the Class ___Certificates. Thereafter, all amounts required to be distributed on each Principal Payment Date as principal of the [Sequential Payment] [Regular] Certificates shall continue to be distributed as principal of the Class ___Certificates until the entire principal balance thereof has been retired. Distributions of principal of the remaining Classes of [Sequential Payment] [Regular] Certificates shall be made in a similar manner, with the required principal distribution on each Principal Distribution Date always being applied first to the reduction of the principal balance of the then Outstanding Class of the [Sequential Payment] [Regular] Certificates having the earliest Final Distribution Date of all [Sequential Payment] [Regular] Certificates then Outstanding.] Distributions of principal of a Class of Regular Certificates shall in all cases be made pro rata among all Outstanding Certificates of such Class, without preference or priority of any kind.

(d)       Subject to the right of a Holder of a Class of Regular Certificates to receive interest on such Certificate in accordance with its terms and to receive a distribution of the entire principal balance of such Certificate on or before its Final Distribution Date and to receive a distribution of principal of such Certificate no later than its Initial Distribution Date, the aggregate amount of principal of and interest on the Regular Certificates distributable on each Distribution Date shall be equal to the Aggregate Regular Distribution Amount for such Distribution Date. All distributions made with respect to any Regular Certificate shall be applied first to the interest then distributable on such Certificate and then to the reduction of the principal balance thereof. All computations of interest accrued on any Regular Certificate shall be made as if each year consisted of twelve months of thirty days each.

Interest accrued on a Regular Certificate of any Class in any Interest Accrual Period shall be calculated on the assumption that any distribution of principal made with respect to such Certificate on a Distribution Date that occurs during such Interest Accrual Period was instead made and/or added one month prior to such Distribution Date.]

[Interest on the outstanding principal balance of each Outstanding Regular Certificate shall be distributable on each Interest Distribution Date at the Certificate Interest Rate applicable to such Certificate for the period from the Accrual Date, or such later date to which interest has been distributed, to [the date one month prior to] such Interest Distribution Date.]

(e)       Residual Certificates authenticated and delivered under this Agreement shall evidence Percentage Interests aggregating 100% of the beneficial ownership of the Residual, except for Residual Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Residual Certificates pursuant to Section 3.05, 3.07, 3.08 or 14.05 of this Agreement. Any distributions on the Residual Certificates shall be made on each Distribution Date in an aggregate amount equal to the related Residual Certificate Distribution Amount, with the Holder of any particular Residual Certificate being entitled to receive an amount equal to the product of (a) such Residual Certificate Distribution Amount and (b) the Percentage Interest evidenced by such Certificate.

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(f)       Notwithstanding any of the foregoing provisions with respect to distributions of principal of and interest on the Certificates, if a Deficiency Event shall have occurred, then distributions of principal of and interest on the Certificates subsequent to the Distribution Date upon which such Deficiency Event first occurred shall be made in accordance with Article VII.

(g)       Each Certificate shall bear upon the face thereof the designation so selected for the Class to which it belongs. All Certificates of the same Class shall be identical in all respects except for the denominations thereof (or Percentage Interests in the Residual represented thereby) and dates thereof. All Regular Certificates of all Classes at any time Outstanding shall be identical except for differences among the Certificates of the different Classes in Certificate Interest Rates, Initial Principal Distribution Dates and Final Distribution Dates and except for differences herein provided for in the forms of Regular Certificates. All Certificates issued under this Agreement shall be in all respects equally and ratably entitled to the benefits hereof without preference, priority or distinction (except as provided herein with respect to the order of distributions with respect to Regular Certificates of different Classes and the subordination in right of payment of the Residual Certificates to the Regular Certificates) on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement.

The Regular Certificates shall be issuable only in denominations equal to an Individual Certificate and integral multiples thereof (in each case expressed in terms of the principal balances thereof on the Closing Date). The Residual Certificates shall be issuable only as registered Certificates evidencing Percentage Interests in the Residual equal to the interest represented by an Individual Certificate or an integral multiple thereof.

Section 3.04.        Execution, Authentication, Delivery and Dating.

The Certificates shall be executed on behalf of the Trustee by one of the authorized officers of the Trustee under its corporate seal, which may be in facsimile form and be imprinted or otherwise reproduced thereon [and attested by one of the authorized officers of the Trustee]. The signature of any officer of the Trustee on the Certificates may be manual or facsimile.

Certificates bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

Each Certificate authenticated and delivered by the Certificate Registrar to or upon the order of the Depositor on the Closing Date shall be dated as of the Closing Date. All other Certificates that are authenticated after the Closing Date for any other purpose under this Agreement shall be dated the date of their authentication.

No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by the manual signature of one of its authorized officers or employees, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

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Section 3.05.         Temporary Certificates.

Pending the preparation of definitive Certificates, the Trustee may execute and the Certificate Registrar shall authenticate and deliver, temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they may be so issued and with such variations as the officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency to be maintained as provided in Section 3.06, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver and exchange therefor a like principal balance or fractional undivided interest of definitive Certificates of the same Class and of authorized denominations or Percentage Interests. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates of the same Class.

Section 3.06.         Maintenance of Office or Agency.

(a)       The Trustee will maintain in the Borough of Manhattan, the City of New York, the State of New York, an office or agency where Certificates may be presented or surrendered for payment or may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee will give prompt written notice to the Depositor of the location and any change in the location, of such office or agency. Until written notice of any change in the location of such office or agency is delivered to the Depositor, Certificates may be so presented or surrendered, and such notices and demands may be made or served, at the office of    in the Borough of Manhattan, the City of New York, the State of New York, and the Trustee hereby appoints    as its agent in the City of New York for the foregoing purposes.

The Trustee may also from time to time designate one or more other offices or agencies (in or outside the City of New York) where the Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Trustee of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, the State of New York, for the purposes set forth in the preceding paragraph. The Trustee will give prompt written notice to the Depositor of any such designation or rescission and of any change in the location of any such other office or agency.

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(b)       The Trustee will maintain in the Borough of Manhattan, the City of New York, the State of New York, an office or agency where Certificates may be presented or surrendered for payment or may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee will give prompt written notice to the Depositor of the location and any change in the location, of such office or agency. Until written notice of any change in the location of such office or agency is delivered to the Depositor, Certificates may be so presented or surrendered, and such notices and demands may be made or served, at the office of    in the Borough of Manhattan, the City of New York, the State of New York, and the Trustee hereby appoints   as its agent in the City of New York for the foregoing purposes.

The Trustee may also from time to time designate one or more other offices or agencies (in or outside the City of New York) where the Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Trustee of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, the State of New York, for the purposes set forth in the preceding paragraph. The Trustee will give prompt written notice to the Depositor of any such designation or rescission and of any change in the location of any such other office or agency.

Section 3.07.        Registration, Registration of Transfer and Exchange.

(a)       The Trustee shall cause to be kept a register (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the registration of transfers and exchanges of Certificates. The Trustee is hereby initially appointed “Certificate Registrar” for the purpose of registering Certificates and transfers of Certificates as herein provided. Upon any resignation of any Certificate Registrar appointed by the Trustee, the Trustee shall promptly appoint a successor or, in the absence of such appointment, shall assume the duties of Certificate Registrar. At any time when the Trustee is not acting as Certificate Registrar, the Trustee shall have the right to rely conclusively upon a certificate of the Certificate Registrar as to the names and addresses of the Holders of the Certificates and the principal amounts (or fractional undivided interests) and numbers of such Certificates so held.

(b)       Upon surrender for registration of transfer or exchange of any Certificate at the office or agency to be maintained as provided in Section 3.06, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations (or Percentage Interests) and of a like aggregate initial principal balance (or Percentage Interest) and Class, subject, however, in the case of Residual Certificates, to compliance with the conditions to transfer set forth below. At the option of the Holder, Certificates may be exchanged for other Certificates of any authorized denominations (or Percentage Interests) of a like aggregate initial principal balance (or Percentage Interest) and Class, upon surrender of the Certificates to be exchanged at such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the Certificates that the Certificateholder making the exchange is entitled to receive. All Certificates issued upon any registration of transfer or exchange of Certificates shall evidence the same interest in the Trust Fund, and be entitled to the same benefits under this Agreement, as the Certificates surrendered upon such registration of transfer or exchange. Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

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(c)       No transfer of a Residual Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made within [    ] years from the Closing Date (i) the Trustee or the Depositor may require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor, and (ii) the Trustee shall require the transferee to execute an investment letter acceptable to and in form and substance satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. The Holder of a Residual Certificate desiring to effect such transfer shall, and by the acceptance of such Certificate does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of a Residual Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee and the Depositor, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee or the Depositor, or (ii) in the case of any such Residual Certificate presented for registration in the name of an employee benefit plan subject to ERISA, and Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan, an Opinion of Counsel satisfactory to the Trustee and the Depositor to the effect that the purchase or holding of such Residual Certificate will not result in the assets of the Trust Fund being deemed to be “plan assets” and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee or the Depositor to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor.

(d)       Each Person who has or who acquires any Residual Certificate shall be deemed by the acceptance or acquisition of such Residual Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Residual Certificate are expressly subject to the following provisions:

(i)       Each Person holding or acquiring any Residual Certificates shall be a Permitted Transferee and shall promptly notify the Depositor of any change or impending change in its status as a Permitted Transferee.

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(ii)       No residual Certificate may be transferred without the express written consent of the Depositor. In connection with any proposed transfer of any Residual Certificate the Depositor may, as a condition to such consent, in its sole discretion, require delivery to it, in form and substance satisfactory to it, of any or all of the following:

(A)       an Opinion of Counsel to the effect that the proposed transferee is a Permitted Transferee;

(B)       a certification by the proposed transferee that such transferee is a Permitted Transferee and that it is not acquiring its Residual Certificate as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

(C)       an agreement by the proposed transferee to indemnify the Depositor, the Trustee, the Trustee and any other Certificateholder from and against any cost, liability, claim or expense, including any tax incurred as a result of the proposed transfer or any subsequent transfer or proposed transfer in violation of this Section, and authorizing the Trustee to withhold from amounts otherwise due it on a Residual Certificate amounts due in respect of such indemnification and to pay such amounts to the Person or Persons entitled thereto.

(iii)       Any attempted or purported transfer of any Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of this Section, then, upon discovery by or due notification to the Trustee that the registration of transfer of such Residual Certificate was not in fact permitted by this Section, the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section or for making any payments due on such Residual Certificates to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon the express written consent of the Depositor. The Trustee shall be entitled, but shall not be obligated, to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee, all payments made on such Residual Certificate. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Residual Certificate, subject to the Trustee’s right to withhold any amounts from such payments pursuant to clause (iv) below.

(iv)       Each Person at any time holding a Residual Certificate by its acceptance thereof, agrees to indemnify the Depositor, the Trustee, the Trustee and each other Certificateholder from and against any cost, liability, claim or expense, including any tax, incurred as a result of any transfer or attempted or purported transfer of any residual Certificate by or to such Person in violation of the provisions of this Section. Each such Person also authorizes the Trustee to withhold from amounts otherwise payable to such Person on a Residual Certificate amounts due as indemnification under this Section and to pay such amounts to the Person or Persons entitled thereto.

(e)       No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge as may be imposed in connection with any registration of transfer or exchange of Certificates, other than exchanges pursuant to Section 3.08 not involving any transfer.

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Section 3.08.         Mutilated, Destroyed, Lost or Stolen Certificates.

If (1) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (2) there is delivered to the Certificate Registrar such security or indemnity as may be required by the Certificate Registrar to save the Certificate Registrar, the Trustee and the Trustee harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and upon its request the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate or Certificates of the same tenor, aggregate initial principal balance (or Percentage Interest) and Class bearing a number not contemporaneously outstanding; provided, however, that if the entire remaining principal balance of any such mutilated, destroyed, lost or stolen Certificate shall have become or shall be about to become distributable, or shall have become subject to retirement in full, instead of issuing a new Certificate, the Trustee may make such distribution of principal with respect to such Certificate without surrender thereof, except that any mutilated Certificate shall be surrendered. If, after the delivery of such new Certificate or distribution of the entire remaining principal balance of a destroyed, lost or stolen Certificate pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Certificate in lieu of which such new Certificate was issued (or such distribution was made) presents for payment such original Certificate, the Trustee and the Certificate Registrar shall be entitled to recover such new Certificate (or such distribution) from the Person to whom it was delivered or any Person taking such new Certificate from such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Trustee or the Certificate Registrar in connection therewith.

Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Certificate Registrar) connected therewith.

Every new Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Certificate shall constitute an original additional interest in the Trust Fund, whether or not the destroyed, lost or stolen Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates of the same Class duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

Section 3.09.          Persons Deemed Owners.

Prior to due presentment for registration of transfer of any Certificate, the Trustee, the Certificate Registrar, any Agent and any other agent of the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate (a) on the applicable Record Date for the purpose of receiving distributions on such Certificate and (b) on any other date for all other purposes whatsoever, whether or not any distributions on such Certificate shall be overdue, and, except as otherwise required by applicable law, neither the Trustee, the Certificate Registrar, any Agent nor any other agent of the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

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Section 3.10.         Cancellation.

All Certificates surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Certificate Registrar, be delivered to the Certificate Registrar and shall be promptly cancelled by it. No Certificates shall be authenticated in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates held by the Certificate Registrar shall be held by the Certificate Registrar in accordance with its standard retention policy, unless the Trustee shall direct that they be destroyed or returned to it.

ARTICLE IV

Trust Account

Section 4.01.         Trust Account.

(a)       On or before the Closing Date, the Trustee shall open, at the Corporate Trust Office of the Trustee, a segregated account that shall be known as the “Trust Account”. The Trustee shall promptly deposit in the Trust Account all Agency Security Distributions received by it with respect to the Agency Securities [from and after the Dated Date]. All Agency Security Distributions deposited from time to time in the Trust Account, all other deposits therein pursuant to this Agreement, and all investments made with such moneys, including all income or other gain from such investments, shall be held by the Trustee in the Trust Account as part of the Trust Fund as herein provided, subject to withdrawal by the Trustee for the purposes specified in this Agreement.

(b)       Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Agreement. The Trustee shall hold all such money and property received by it as part of the Trust Fund, and shall apply it as provided in this Agreement. If the Trustee shall not have received an Agency Security Distribution with respect to an Agency Security on the related Agency Security Distribution Date the Trustee shall request the issuer or guarantor of such Agency Security, as appropriate, to make such payment as promptly as practicable or legally permitted, unless the Depositor shall have made provisions satisfactory to the Trustee for delivery to the Trustee of an amount equal to such Agency Security Distribution, together with a Non-Disqualification Opinion. If the Trustee shall subsequently receive any such Agency Security Distribution, it may withdraw such request. Notwithstanding any other provision hereof, the Depositor may, at its option, obtain the release from the Trust Fund of any Agency Security Distribution not received with respect to an Agency Security on the related Agency Security Distribution Date by depositing with the Trustee, on or prior to the first Distribution Date following the end of the Due Period during which such Agency Security Distribution was due, an amount equal to such Agency Security Distribution, together with an Opinion of Counsel to the effect that such deposit will not result in the imposition of tax on “prohibited transactions” (as defined in Section 860F of the Code) or contributions to the REMIC after the “start up day” (as defined in Section 860G of the Code). Upon such deposit, such Agency Security Distribution shall be released from the Trust Fund and the Trustee shall hold any such Agency Security Distribution when received as agent for the Depositor and shall deliver such Agency Security Distribution to the Depositor or its designee or assignee.

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(c)       All or a portion of the funds in the Trust Account (to the extent they have been collected) shall be invested and reinvested by the Trustee in accordance with the directions received from the Depositor in Eligible Investments.

Section 4.02.         Investment of Amounts on Deposit in the Trust Account.

(a)       All or any portion of the funds in the Trust Account (to the extent they have been collected) shall be invested and reinvested by the Trustee in accordance with directions received from the Depositor, which directions shall reflect the following priority, to the extent that any such investment is an Eligible Investment:

First, money market funds rated AAAm or AAAm/G or better by Standard & Poor’s Corporation, with an average portfolio maturity under 60 days and with a portfolio consisting of (i) obligations of, or obligations guaranteed as to principal and interest by, the United States of America, or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States of America and (ii) repurchase agreements on obligations described in clause (i) so long as the money market funds’ trustee or a third party acting solely as agent for such trustee has possession of and a perfected first security interest in the obligations described in clause (i), to the extent available.

Second, [senior discount notes which are senior debt obligations of FHLMC, to the extent available];

Third, [master variable rate demand notes which are obligations of FNMA, to the extent available];

Fourth, the highest yielding master variable rate note then currently used by the Trustee, provided that the commercial paper rating of the obligor on such note is in the highest short-term rating category available from the Rating Agency and provided, further, that such obligor has made to the Trustee any ERISA representations reasonably requested by the Trustee, to the extent available;

Fifth, direct obligations of, and obligations fully guaranteed by the United States of America, to the extent available; and

Sixth, an interest bearing account of the Trustee, in its commercial banking capacity, or a common or collective trust fund maintained by the Trustee in its trust capacity.

(b)       No such investment shall mature later than the Business Day immediately preceding the earlier of (i) the next Distribution Date and (ii) the next Deficiency Distribution Date. Notwithstanding the foregoing, any investment (including repurchase agreements) on which the Trustee is the obligor may mature on a Distribution Date or Deficiency Distribution Date, respectively, if, under this Section 4.02, such investment could otherwise mature on the Business Day immediately preceding such date.

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(c)       All or any portion of the funds in the Trust Account (to the extent they have been collected) shall be invested and reinvested by the Trustee at the Depositor’s direction in one or more Eligible Investments bearing interest or sold at discount and having the highest yield then available, as determined by the Depositor after a reasonable survey of the market, on Eligible Investments of comparable maturity. No such investment of amounts on deposit in the Trust Account shall mature later than the Business Day immediately preceding the next Principal Reduction Date unless prior to making such investment the Depositor shall have delivered to the Trustee a Depositor Order directing the Trustee to make such proposed investment.

Notwithstanding the foregoing,

(i)       except as permitted by clause (ii) below, no investment of any amount held in the Trust Account may mature later than the Business Day immediately preceding the next Distribution Date, and

(ii)       any investment (including repurchase agreements) on which the Trustee or any other Person approved in writing by each rating agency that rated the Regular Certificates is the obligor, may mature on a Distribution Date or Deficiency Distribution Date if, under this Section 4.02, such investment could otherwise mature on the Business Day immediately preceding such Distribution Date or Deficiency Distribution Date.

All income or other gains from investments of moneys deposited in the Trust Account shall be deposited by the Trustee in the Trust Account immediately upon receipt, and any loss resulting from such investments shall be charged to the Trust Account.

Section 4.03.        General Provisions Regarding Trust Account.

(a)       Funds and other property in the Trust Account shall not be commingled with any other moneys or property of the Depositor or any Affiliate thereof. Notwithstanding the foregoing, the Trustee may hold any funds or other property received or held by it as part of the Trust Account in collective accounts maintained by it in the normal course of its business and containing funds or property held by it for other Persons (which may include the Depositor or an Affiliate), provided that such accounts are under the sole control of the Trustee and the Trustee maintains adequate records indicating the ownership of all such funds or property and the portions thereof held for credit to the Trust Account.

(b)       The Trustee shall not make any investment of any funds in the Trust Account or to sell any investment held in the Trust Account except under the following terms and conditions:

(i)       each such investment shall be made in the name of the Trustee (in its capacity as such), or in the name of a nominee of the Trustee,

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(ii)       the Trustee shall have sole control over such investment, the income thereon and the proceeds thereof,

(iii)       any certificate or other instrument evidencing such investment shall be delivered directly to the Trustee or its agent,

(iv)       the proceeds of each sale of such an investment shall be remitted by the purchaser thereof directly to the Trustee for deposit in the Trust Account in which such investment was held, and

(v)       the Depositor shall use its best efforts to avoid incurring taxes on “prohibited transactions” as defined in Section 860F of the Code in connection with disposition of investments held in the Trust Accounts.

(c)       If any amounts are needed for disbursement from a Trust Account and sufficient uninvested funds are not available therein to make such disbursement, the Trustee shall so notify the Depositor and the Depositor shall direct the Trustee, in accordance with clauses (i) through (ii) below to cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Trust Account; provided, however, that, in the absence of such direction from the Depositor, (i) the Trustee shall use its best efforts to sell those investments with fair market values not in excess of the sum of their respective federal income tax bases and amounts that would be deductible as related selling expenses in computing the Trust Fund’s net income for federal income tax purposes prior to selling any investments with fair market values in excess of the sum of their respective federal income tax bases and amounts that would be deductible as related selling expenses in computing the Trust Fund’s net income for federal income tax purposes, and (ii) prior to the disposition of any asset held in the Trust Account that has a fair market value in excess of the sum of its federal income tax basis and amounts that would be deductible as related selling expenses in computing the Trust Fund’s net income for federal income tax purposes, the Trustee shall notify the Depositor of its intention to dispose of such investment and of the possibility that such disposition could result in the imposition of a Prohibited Transaction Tax.

(d)       The Trustee shall not in any way be held liable by reason of any insufficiency in the Trust Account except for losses on investments that are liabilities of the Trustee.

(e)       In the event that:

(i)       a Deficiency Event shall have occurred and be continuing but a sale of the Trust Fund shall not have been made pursuant to Section 7.04, or

(ii)       a Deficiency Event shall have occurred, all or a portion of the Trust Fund shall have been sold pursuant to Section 7.04 and the net proceeds of such sale shall have been deposited in the Trust Account pending the final distribution to Certificateholders, the Trustee shall invest and reinvest the funds then in each Trust Account to the fullest extent practicable, in the same instruments and priority as specified in Section 4.02 hereof. All investments made pursuant to clause (i) shall mature no later than the maturity date therefore permitted by Section 4.02 and all investments made pursuant to this clause (ii) shall mature no later than the Business Day next preceding the date on which the Trustee proposed to make the final distribution to Holders of Certificates pursuant to Section 7.04.

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(f)       Subject to the restriction or, the maturity of investments set forth in Sections 4.02(b) and 4.02(c) and notwithstanding subsection (e) above, the Depositor shall give appropriate and timely investment directions to the Trustee such that at the close of business on not more than two Business Days in any one calendar year not more than an aggregate of $50,000 of funds in the Trust Accounts are not invested pursuant, directly or indirectly, to a Depositor Order in Eligible Investments bearing interest or sold at a discount that mature on or after the opening of business on the next Business Day.

(g)       If any default occurs in the making of a payment due under any Agency Security or Eligible Investment, or if a default occurs in any other performance required under any Agency Security or Eligible Investment, the Trustee shall, subject to Section 9.01(e), promptly take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings.

(h)       Neither the Trustee nor the Depositor shall knowingly engage in a “prohibited transaction,” as defined in Section 860F of the Code, with respect to any asset in the Trust Fund unless:

(i)       there shall have first been delivered to the Trustee:

(A)       an Opinion of Counsel to the effect that no Prohibited Transactions Tax will be payable out of the Trust Fund as a result of such prohibited transaction; and

(B)       a Non-Disqualification Opinion with respect to such prohibited transaction; or

(ii)       (A) the Trustee shall have determined that, after giving effect to such prohibited transaction and the payment of any Prohibited Transactions Tax imposed on the Trust Fund with respect thereto, the application of all future Agency Security Distributions and other amounts receivable with respect to the Trust Fund toward distributions on the Regular Certificates in accordance with the priorities as to distributions of principal set forth in such Certificates and Section 3.03 and toward payment of all Expenses will result in the distribution of all interest accrued on the Regular Certificates under the Maximum Rate Assumption and the retirement of the entire Aggregate Current Principal Amount of each Class of Regular Certificates by its Final Distribution Date; and

(B)       there shall have been delivered to the Trustee a Non-Disqualification Opinion with respect to such prohibited transaction.

The Trustee shall obtain and rely upon an opinion or report of the firm of Independent Accountants acting pursuant to Section 6.01 as to the sufficiency of the amounts receivable with respect to the Trust Fund to make such distributions of principal of and interest on the Regular Certificates, which opinion or report shall be conclusive evidence as to such sufficiency.

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(iii)       [Unless it shall have otherwise agreed in writing with the Depositor, the Trustee shall not be required to enter into repurchase obligations for the investment of funds in any Trust Account with any Person whose repurchase obligations would be Eligible Investments only if the requirements of subclause (b) of clause (iii) of the definition of the term “Eligible Investments” were complied with in connection with such investment.]

Section 4.04.         Reports by Trustee.

In addition to any statements required to be delivered or prepared by the Trustee, pursuant to Section 5.01, the Trustee shall deliver to the Depositor, and the Independent Accountants appointed pursuant to Section 6.01, within two Business Days after the request of either the Depositor or such Independent Accountants, a written report setting forth the amount of each applicable Trust Account established hereunder and the identity of the investments included therein. Without limiting the generality of the foregoing, the Trustee shall, upon the request of the Depositor, promptly transmit to the Depositor copies of all accountings of, and information with respect to, Agency Security Distributions furnished it by the issuer of, or the paying agent for, each Agency Security and shall promptly notify the Depositor if, on the third day after any Agency Security Distribution Due Date, any related Agency Security Distribution then due or any portion thereof has not been received by the Trustee].

ARTICLE V

Distributions to Certificateholders on a
Distribution Date; Payment of Expenses

Section 5.01.         Distribution Date Statements.

The Trustee shall prepare and deliver not later than each Distribution Determination Date to [the Rating Agency and] the Depositor appointed pursuant to Section 6.01 a statement (a “Distribution Date Statement’’) with respect to the following Distribution Date setting forth:

(i)       the Optimal Aggregate Regular Certificate Distribution Amount with respect to the following Distribution Date, setting forth separately (a) the aggregate amount of interest included therein and distributable on all Regular Certificates, (b) the Principal Distribution Amount, and (c) the Spread Distribution Amount, if any;

(ii)       whether the amount expected to be available in the Trust Account on such Distribution Date will be sufficient to distribute on such Distribution Date the Optimal Aggregate Regular Certificate Distribution Amount specified in clause (i) above;

(iii)       if the amount expected to be available in the Trust Account on such Distribution Date is less than the Optimal Aggregate Regular Certificate Distribution Amount specified in clause (i) above, the percentages of each such amount that may be distributed in accordance with the priorities set forth in Section 5.02(d) from the amounts expected to be available in the Trust Account;

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(iv)     the amounts included in such statement pursuant to sub-clauses (a) and (c) of clause (i) above, expressed in each case per Individual Certificate, to be distributed on such Distribution Date;

(v)      the amounts, if any, to be withdrawn from the Trust Account on such Distribution Date for application against Expenses or Prohibited Transaction Taxes, with a separate break-down as to each item thereof as set forth in the definition of Expenses or as to such taxes;

(vi)     the amount, if any, to be withdrawn from the Trust Account and distributed to the Holders of Residual Certificates (expressed both in the aggregate and per Individual Certificate) on such Distribution Date;

(vii)    the unpaid principal balance of Regular Certificates of each Class that will remain after giving effect to the distributions to be made on such Distribution Date expressed both on an aggregate basis and per Individual Certificate; and

(viii)   with respect to withholding and reporting requirements applicable to original issue discount, if any, to the accrual of market discount, if any, or to the amortization of premium, if any the calculations pertaining thereto.

If the actual amount of Agency Security Distributions received by the Trustee during the last month of a related Due Period differs from the expected amount of Agency Security Distributions used by the Trustee, in accordance with Section 1.02(c), in determining the Aggregate Regular Certificate Distribution Amount for a Distribution Date, the Trustee shall immediately following the end of such Due Period (i) recompute all amounts in the related Distribution Date Statement to reflect the actual amount of Agency Security Distributions received during the last month of such Due Period, (ii) revise such Distribution Date Statement accordingly, and (iii) deliver such revised Distribution Date Statement to the Depositor. Upon such delivery, such revised Distribution Date Statement shall be controlling for all purposes under this Agreement.

Section 5.02.         Withdrawals from the Trust Account on a Distribution Date; Distributions of Principal and Interest on a Distribution Date.

(a)       On each Distribution Date, the Trustee shall withdraw from the Trust Account the Aggregate Regular Certificate Distribution Amount for such Distribution Date and, to the extent funds are available therefor after setting aside funds to make the withdrawals specified in Section 5.04, the Residual Certificate Distribution Amount for such Distribution Date and shall, from the amounts so withdrawn, make the required distributions to Certificateholders in the manner and in the amounts specified herein and in the Certificates. Except for the final distribution with respect to a Certificate, which shall be made as provided in subsection (c) of this Section 5.02, any distribution of interest on or principal of any Certificate with respect to a Distribution Date shall be paid to the Person in whose name such Certificate (or one or more Predecessor Certificates) is registered at the close of business on the Record Date for such Distribution Date by check mailed to such Certificateholder at the address appearing in the Certificate Register, or upon written request by the Certificateholder, by wire transfer (in the event such Certificateholder owns of record one or more Regular Certificates which have denominations aggregating $  or one or more Residual Certificates evidencing Percentage Interests aggregating  % or more) or by such other means of payment as such Certificateholder and the Trustee shall agree.

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(b)       All reductions in the principal amount of a Regular Certificate (or one or more Predecessor Certificates) effected by distributions of principal made on any Distribution Date shall be binding upon all Holders of such Certificate and of any Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such distribution is noted on such Certificate. The final distribution of principal of each Certificate (including the final distribution upon a Residual Certificate upon the termination of the Trust Fund) shall be payable in the manner provided above only upon presentation and surrender thereof on or after the Distribution Date therefor at the office or agency of the Trustee maintained by it for such purpose in the Borough of Manhattan, the City of New York, State of New York, or at its principal Corporate trust Office in the City of  , State of  , pursuant to Section 3.06.

(c)       Whenever, on the basis of Agency Security Distributions received and expected to be received during the related Due Period, the Trustee believes that the entire remaining unpaid principal balance of any Class of Regular Certificates will become distributable on the next Principal Distribution Date, the Trustee shall, no later than the   day of the month [preceding the month] of such Principal Distribution Date (or as soon thereafter as is practicable), mail or cause to be mailed to each Person in whose name a Certificate to be so retired is registered at the close of business on the         day of the month [preceding the month] in which such Principal Distribution Date occurs and to each rating agency which rated the Regular Certificates a notice to the effect that:

(i)       it is expected that funds sufficient to make such final distribution will be available in the Trust Account on such Principal Distribution Date, and

(ii)       if such funds are available, (A) such final distribution will be payable on such Principal Distribution Date, but only upon presentation and surrender of such Certificate at the office or agency of the Trustee maintained for such purpose pursuant to Section 3.06 (the address of which shall be set forth in such notice), and (B) no interest shall accrue on such Certificate after [the date one month prior to] such Principal Distribution Date.

(d)       All distributions subsequent to a Deficiency Event shall be made pursuant to Article VII hereof. The distribution on the Distribution Date upon which any Deficiency Event first occurs shall be in accordance with the priorities set forth in Section 3.03 and the forms of Regular Certificates so that:

(i)       amounts in the Trust Account on such Distribution Date shall be applied first to interest on the Regular Certificates distributable on such Distribution Date (such interest being computed on the basis of interest accrued during the prior Interest Accrual Period at the applicable Certificate Interest Rate on the Current Principal Amount of each such Certificate);

(ii)       if the amount in the Trust Account on such Distribution Date is less than the amount of interest distributable on the Regular Certificates on such Distribution Date, such amount shall be allocated among the Classes of Regular Certificates upon which interest is at the time distributable in proportion to the respective amounts of interest distributable on the Certificates of each such Class on the basis of interest at the applicable Certificate Interest Rate on the Aggregate Current Principal Amount of such Class; and

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(iii)       if the amount in the Trust Account on such Distribution Date is more than the amount of interest distributable on the Regular Certificates on such Distribution Date, such excess shall be distributable as principal on the Class or Classes of Regular Certificates at the time entitled to receive distributions of principal.

Section 5.03.          Reports by Trustee to Certificateholders.

(a)       On each Distribution Date, the Trustee shall deliver a written report:

(i)       to each Holder of Regular Certificates of a Class on which a distribution of principal and interest is then being made, setting forth the amount of such distribution that represents principal and the amount that represents interest, and the Current Principal Amount of an Individual Certificate of each such Class after giving effect to the distribution of principal made on such Distribution Date;

(ii)       to each Holder of Regular Certificates of a Class on which a distribution of interest only is then being made, setting forth the Aggregate Current Principal Amount of each Class after giving effect to the distribution of principal made on such Distribution Date occurring subsequent to the last such report;

(iii)       to each Holder of a Regular Certificate the amount and type of Expenses and any Prohibited Transaction Tax incurred as of such date and the amount thereof paid since the date of the last such report; and

(iv)       to each Holder of a Residual Certificate, a report containing the information delivered to Holders of Regular Certificates pursuant to subsections (a), (b) and (c) above and setting forth the aggregate amount of Agency Security Distributions received and the reinvestment income earned thereon during the preceding Due period and the applications of all such amounts, the Aggregate Current Principal Amount of each Class of Regular Certificates Outstanding after giving effect to the distribution then being made to Holders of Regular Certificates, the Aggregate Agency Security Balance at the end of the immediately preceding Due period, and the amount, if any (in the aggregate and per Individual Certificate), then being distributed to Holders of Residual Certificates.

(b)       On an annual basis, the Trustee shall prepare and deliver to each Holder by [______] a statement containing aggregate payment information necessary to enable such Holder to prepare its tax returns.

Section 5.04.         Payment of Expenses.

On or after each Distribution Date, the Trustee shall withdraw from the Trust Account, to the extent amounts shall be available after the prior withdrawal therefrom of the Aggregate Regular Certificate Distribution Amount for such Distribution Date, an amount equal to the Expenses payable on such Distribution Date. In the event that the amount so available for withdrawal shall be less than the total of Expenses, such amount shall be applied by the Trustee in the following order of priority:

First, to the payment of any amounts due and payable on prior Distribution Dates but not paid to the Trustee and the Independent Accountants appointed and acting pursuant to Article VI, and

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Second, to the payment of any amounts due and payable on such Distribution Date to the Trustee and such Independent Accountants.]

Any insufficiency in the amounts applicable to either of the first two categories specified above shall be divided between the Trustee and such Independent Accountants in proportion to the respective amounts due and owing to each under the category as to which there is any such insufficiency.

[Any Agency Security Distribution relating to the period from and after the Closing Date to but excluding the Dated Date may be retained by the Trustee as additional compensation for the services it provides hereunder.]

If any Prohibited Transactions Tax shall be payable prior to a Distribution Date, the Trustee, upon direction of the Depositor as to the amount of such tax and the method of payment thereof, shall withdraw funds from the Trust Account prior to the due date therefor for the purpose of payment thereof.

The foregoing authorization for the Trustee to pay or provide for the payment of any Prohibited Transactions Tax shall not be construed to prevent the Trustee from contesting any such tax in appropriate Proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings.

Notwithstanding the foregoing, if, in the Opinion of Counsel, any Prohibited Transactions Tax payable from the Trust fund represents a claim thereon prior to the ownership interest in the Trust Fund of the Holders of the Regular Certificates, the Trustee may pay such Prohibited Transactions Tax prior to making any provision for distributions on the Regular Certificates.

ARTICLE VI

Independent Accountants

Section 6.01.         Appointment of Independent Accountants.

At the Closing Date the Trustee shall appoint the firm of Independent Accountants for the purposes set forth in this Agreement. Upon any removal of such firm by the Trustee or any resignation by such firm, the Trustee shall promptly appoint a successor thereto that shall also be a firm of Independent Accountants of recognized national reputation. The fees of such firm of Independent Accountants and of each such successor firm, if any, shall be payable by the Trustee from amounts withdrawn from the Trust Account pursuant to Section 5.04.

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ARTICLE VII

Deficiency Events

Section 7.01.         Occurrence; Trustee’s Determinations.

Upon the occurrence of a Deficiency Event, the Trustee shall, promptly after the Distribution Date on which such Deficiency Event occurs, determine whether or not the application on a monthly basis of all future Agency Security Distributions and other amounts receivable with respect to the Trust Fund towards distributions on the Regular Certificates in accordance with the priorities as to distributions of principal set forth in such Certificates and Section 3.03 will result in the retirement of the entire Aggregate Current Principal Amount of and the distribution of all interest accrued on the Regular Certificates under the Maximum Rate Assumption. In making any such determination, the Trustee shall ignore all Initial Principal Distribution Dates and, except for the Final Distribution Date applicable to the Class or Classes of Regular Certificates having the latest Final Distribution Date, all Final Distribution Dates, to the effect that a positive determination under this Section 7.01 can be made if the Trustee can determine that such distributions will be sufficient to pay interest at the applicable Certificate Interest Rates under the Maximum Rate Assumption and to retire the entire Current Principal Amount of each Regular Certificate on or before such latest Final Distribution Date.

The Trustee may, but need not, obtain and rely upon an opinion or report of the firm of Independent Accountants acting pursuant to Section 6.01 as to the sufficiency of the amounts receivable with respect to the Trust Fund to make such distributions of principal of and interest on the Regular Certificates, which opinion or report shall be conclusive evidence as to such sufficiency.

Pending the making of any determination pursuant to this Section 7.01, distributions on the Regular Certificates shall continue to be made in accordance with Section 5.02(d).

As promptly as practicable following any determination pursuant to this Section 7.01, the Trustee shall notify all Holders of Certificates as to such determination and the effect thereof upon future distributions on the Certificates as set forth in Sections 7.02 and 7.03.

Section 7.02.         Distributions Upon a Determination of Sufficiency.

(a)       In the event that the Trustee shall have made a positive determination pursuant to Section 7.01 (a “Determination of Sufficiency”), the Trustee shall, beginning on the first Deficiency Distribution Date which occurs more than ten days subsequent to the date upon which the Trustee made such Determination of Sufficiency, withdraw from the Trust Account on each Deficiency Distribution Date all amounts at the time held therein (after any withdrawal for Expenses as provided in the following paragraph) and shall distribute such amounts to Holders of Regular Certificates as of the related Special Record Date in accordance with the priorities and allocations as to principal and interest set forth below in this Section 7.02.

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(b)       Each such monthly distribution on a Deficiency Distribution Date shall be made without regard to any calculations as to the Aggregate Regular Certificate Distribution Amount and, so long as such monthly distributions continue pursuant to this Section 7.02, no withdrawals from the Trust Account shall be made for the purpose of distributions to Holders of Residual Certificates until either such Deficiency Event is declared to be not continuing pursuant to the following paragraph or until the principal of all Regular Certificates has been retired in full; provided, however, that, prior to each such distribution to Holders of Regular Certificates, the Trustee may withdraw from the Trust Account any amounts as may at the time be required to pay Expenses notwithstanding the priority of Holders of Regular Certificates respecting amounts in the Certificate Account prior to the occurrence of a Deficiency Event. All amounts available for distribution from the Trust Account on each Deficiency Distribution Date pursuant to this Section 7.02 shall be applied, first, to the payment of all interest accrued but undistributed on the Regular Certificates to [the date one month prior to] such Deficiency Distribution Date and, second, to the reduction of the Current Principal Amounts of the Outstanding Regular Certificates in the order of their Final Distribution Dates.

(c)       In the event that, subsequent to the making of any distribution on a Deficiency Distribution Date that would otherwise be a Distribution Date, the Trustee determines that (i) it could make a Determination of Sufficiency pursuant to Section 7.01 which included taking into consideration the making of distributions on [a quarterly] [an annual] rather than a monthly basis as well as all applicable Initial Principal Distribution Dates and Final Distribution Dates and (ii) the aggregate of the Cash Flow Values of all Cash Flow Groups as of the date that would otherwise be the related Distribution Determination Date is greater than the Aggregate Current Principal Amount of the Regular Certificates at the time Outstanding (after giving effect to the distribution of principal made on such Deficiency Distribution Date), the Trustee shall notify all Certificateholders and declare such Deficiency Event to no longer be continuing and resume distributions on the Certificates (including, to the extent applicable, Residual Certificates) as provided herein on each Distribution Date as if no such Deficiency Event had occurred.

Section 7.03.          Distributions Upon a Determination of Insufficiency.

(a)       In the event that the Trustee shall have made a negative determination pursuant to Section 7.01 (a “Determination of Insufficiency”), the Trustee shall, beginning on the first Deficiency Distribution Date which occurs more than ten days subsequent to the date upon which the Trustee made such Determination of Insufficiency, withdraw from the Trust Account on each Deficiency Distribution Date all amounts at the time held therein (after any withdrawal for expenses as provided in the following paragraph) and shall distribute such amounts to the Holders of Regular Certificates in the following order and priorities. first: To the payment of amounts then accrued and undistributed on all Regular Certificates for interest on the Current Principal Amount of each such Regular Certificate at the Highest Certificate Interest Rate (notwithstanding the Certificate Interest Rate borne by such Regular Certificate) from [the date one month prior to] the Distribution Date preceding the Distribution Date on which the Deficiency Event occurred (or [the date one month prior to] such later date to which interest has been paid) to [the date one month prior to] such Deficiency Distribution Date; and second: To the reduction of the Current Principal Amount of each Regular Certificate, ratably among all Regular Certificates, without preference or priority of any kind and without regard for the sequence in which the principal of Regular Certificates is otherwise paid.

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(b)       Each such monthly distribution on a Deficiency Distribution Date shall be made without regard to any calculations as to the Aggregate Regular Certificate Distribution Amount and, so long as such monthly distributions continue pursuant to this Section 7.03, no withdrawals from the Certificate Account shall be made for the purpose of distributions to Holders of Residual Certificates until the principal of all Regular Certificates has been retired in full; provided, however, that prior to each such distribution to Holders of Regular Certificates, the Trustee may withdraw from the Trust Account any amounts as may at the time be required to pay Expenses notwithstanding the priority of Holders of Regular Certificates respecting amounts in the Trust Account prior to the occurrence of a Deficiency Event.

(c)       So long as distributions on Regular Certificates are being made pursuant to this Section 7.03, the Holders of Regular Certificates representing more than 50% of the Aggregate Current Principal Amount of the Outstanding Regular Certificates may direct the Trustee to sell the Trust Fund pursuant to Section 7.04, any such direction being irrevocable and binding (subject, however, to satisfaction of the conditions set forth in Section 7.04) upon the Holders of all such Regular Certificates as well as upon the Holders of all Residual Certificates. Pending any such sale, monthly distributions shall continue to be made on the Regular Certificates on each Deficiency Distribution Date pursuant to this Section 7.03. In the absence of such a direction, the Trustee shall not sell all or a portion of the Trust Fund.

(d)       Any Determination of Insufficiency by the Trustee pursuant to Section 7.01 shall be irrevocable to the effect that, notwithstanding any subsequent event or occurrence which would permit the Trustee to make a Determination of Sufficiency, distributions following such a Determination of Insufficiency shall be made in the manner provided in this Section 7.03 and Holders of Regular Certificates representing more than 50% of the Aggregate Current Principal Amount of the Outstanding Regular Certificates may at any time direct a Sale of the Trust Fund.

Section 7.04.         Sale of Trust Fund.

In the event that (a ) a Determination of Insufficiency has been made by the trustee and (b) the Trustee has received a direction for the sale of the Trust Fund from Holders of Regular Certificates representing more than 50% of the Aggregate Current Principal Amount of the Outstanding Regular Certificates, the Trustee shall proceed to sell the Trust Fund in one or more separate, private or public sales, the method, manner, time, place and terms of any such sale being in the sole discretion of the Trustee, provided that (1) any such sale shall be conducted in a commercially reasonable manner and (2) except as hereinafter provided (a) any such sale and the distribution of the proceeds thereof to Certificateholders shall be conducted in such a manner as to constitute a “qualified liquidation” for purposes of Section 860F(a)(4)(A) of the Code and (b) there shall have been delivered to the Trustee a Non-Disqualification Opinion with respect to such proposed sale and the distribution of the proceeds thereof to Certificateholders. In the event that there shall be delivered to the Trustee an Opinion of Counsel to the effect that the net proceeds of any sale of the Trust Fund after payment of all taxes on “prohibited transactions” as defined in Section 860F of the Code would not be less than the amount that would be distributable to the Holders of the Regular Certificates pursuant to Section 7.03 on the next Deficiency Distribution Date following such sale, then clause (2) of the proviso to the immediately preceding sentence shall be inapplicable to such sale.

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The proceeds of any such sale (after reimbursement to the Trustee of its reasonable expenses and disbursements) shall be distributed promptly to Holders of Regular Certificates upon presentation and surrender of the Certificates at the office or agency specified in the notice to Certificateholders of such final distribution. Such proceeds shall be applied in the order and priority set forth in Section 7.03 for monthly distributions thereunder. In the event that proceeds remain after the retirement of the entire Current Principal Amount of each Regular Certificate together with accrued and undistributed interest thereon at the Highest Certificate Interest Rate, such remaining net proceeds shall be distributed to Holders of Residual Certificates in accordance with the respective Percentage Interests evidenced thereby upon presentation and surrender of such Residual Certificates at the office or agency specified in the notice to Holders of Residual Certificates of such final distribution.

ARTICLE VIII

The Depositor

Section 8.01.         Liability of the Depositor.

The Depositor shall be liable in accordance herewith only to the extent of the obligations expressly and specifically imposed upon and undertaken by the Depositor herein.

Section 8.02.         Merger or Consolidation of, or Assumption of the Obligations of, the Depositor.

Any corporation into which the Depositor may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Depositor shall be a party, or any corporation succeeding to the business of the Depositor, which executes an agreement of assumption to perform every obligation of the Depositor hereunder, shall be the successor of the Depositor hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.03.         Limitation on Liability of the Depositor and Others.

Neither the Depositor nor any of the directors or officers or employees or agents of the Depositor shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action by the Depositor pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such person against any liability which would otherwise be imposed by reason of willful misfeasance; bad faith or gross negligence in the performance of duties of the Depositor or by reason of reckless disregard of obligations and duties of the Depositor hereunder. The Depositor and any director or officer or employee or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

Section 8.04.         The Depositor Not to Resign.

Subject to the provisions of Section 8.02, the Depositor shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under applicable law; provided, however, that the Depositor may assign or delegate its obligations to the Trustee or to a Person having a combined capital and surplus of at least $  . Any such determination permitting the resignation of the Depositor shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor Person shall have assumed the responsibilities and obligations of the Depositor in accordance with Section 8.02.

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Section 8.05.         Annual Statement as to Compliance.

On or before        1 in each calendar year, beginning         1,      , the Depositor (or its delegatee, assignee or successor) shall deliver to the Trustee a written statement signed by an Authorized Officer of the Depositor (or of such delegatee, assignee or successor) stating that

(1)       a review of the fulfillment by the Depositor (or such delegatee, assignee or successor) during such year or its obligations under this Agreement has been made under such officer’s supervision; and

(2)       to the best of such officer’s knowledge, based on such review, the Depositor (or such delegatee, assignee or successor) has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

Section 8.06.         Depositor May Own Certificates.

The Depositor in its individual or any other capacity may become the owner or pledge of any Certificates with the same rights it would have if it were not the Depositor.

ARTICLE IX

The Trustee

Section 9.01.         Duties of Trustee.

(a)       The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificateholders of such non-conforming instrument in the event the Trustee, after so requesting, does not receive a satisfactorily corrected instrument. [The foregoing notwithstanding, the Trustee shall be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument related to its activities or duties hereunder and required to be filed or prepared by it pursuant to the terms of this Agreement, including, without limitation, the reports described in Section 13.06.]

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(b)       At all times under this Agreement:

(i)       The Trustee need perform only those duties that are specifically set forth in this Agreement and no others, and no implied covenants or obligations of the Trustee shall be read into this Agreement.

(ii)       In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon resolutions, certificates, statements, instruments, reports, notices, requests, consents, orders, appraisals, bonds, opinions or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties and which were furnished to the Trustee and conforming to the requirements of this Agreement. The Trustee shall, however, examine such items to determine whether they conform to the requirements of this Agreement. The Trustee may also consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

(iii)       The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing, as to Regular Certificates, Current Principal Amounts aggregating not less than 25% of the Aggregate Current Principal Amount of such Class and, as to Residual Certificates, Percentage Interests aggregating not less than 25%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding.

(c)       The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)       This paragraph does not limit the effect of subsection (c) of this Section.

(ii)      The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii)     The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it for a sale of the Trust Fund pursuant to Section 7.03.

(iv)     The Trustee shall not be liable with respect to any action or inaction taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than [25%] of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee under this Agreement.

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(d)       For all purposes under this Agreement and except as otherwise contemplated by Section 9.01(a) or Section 9.01(c), the Trustee shall not be deemed to have notice of any Deficiency Event unless a Responsible Officer assigned to and working in the Trustee’s corporate trust department has actual knowledge thereof or unless written notice of any event that is in fact such a Deficiency Event is received by the Trustee at the Trustee’s Corporate Trust Office, and such notice references the Certificates generally, the Depositor, the Trust Fund or this Agreement.

(e)       No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that the Trustee shall not refuse or fail to perform any of its duties hereunder solely as a result of non-payment of its normal fees and expenses and further provided that nothing in this Section 9.01(e) shall be construed to limit the exercise by the Trustee of any right or remedy permitted under this Agreement or otherwise in the event of the Depositor’s failure to provide for the payment of the Trustee’s fees and expenses pursuant to Section 9.07. In determining that such repayment or indemnity is not reasonably assured to it, the Trustee must consider not only the likelihood of repayment or indemnity by or on behalf of the Depositor but also the likelihood of repayment or indemnity from amounts payable to it from the Trust Fund pursuant to Section 9.07, Section 5.04, Section 7.02 or Section 7.03.

(f)       Every provision of this Agreement that in any way relates to the Trustee is subject to the provisions of this Section.

(g)       Except as otherwise provided in this Article:

(i)       The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trustee with due care.

(ii)       The Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

(iii)       The Trustee shall have no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Trustee may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund shall be entitled to be reimbursed therefor out of the Trust Account.

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(iv)       The Trustee shall have no duty (A) to undertake or ensure any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing thereof, (B) to procure or maintain any insurance or (C) to pay or discharge any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Trust Account.

Section 9.02.         Notice of Deficiency Event.

Within 90 days after the occurrence of any Deficiency Event known to the Trustee, the Trustee shall transmit by mail to all Holders of Certificates and to each rating agency that rated the Regular Certificates notice of each such Deficiency Event, unless such Deficiency Event shall have been cured or waived.

Section 9.03.         Rights of Trustee.

(a)       The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)       Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate or Opinion.

(c)       The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)       The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

Section 9.04.         Not Responsible for Recitals or Issuance of Certificates.

(a)       The recitals contained herein and in the Certificates, other than execution of the Certificates, shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations with respect to the Trust Fund or as to the validity or sufficiency of this Agreement or of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor of the Certificates or the proceeds thereof or any money paid to the Depositor or upon Depositor Order pursuant to the provisions hereof.

(b)       The Trustee executes and authenticates the Certificates not in its individual capacity but solely as Trustee of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee on behalf of the Trust Fund in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

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Section 9.05.          May Hold Certificates.

The Trustee or any other agent of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Certificates and, subject to Section 9.08, may otherwise deal with the Depositor or any Affiliate of the Depositor with the same rights it would have if it were not Trustee, Agent, or such other agent.

Section 9.06.          Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by this Agreement or by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Depositor and except to the extent of income or other gain on investments that are obligations of the Trustee and income or other gain actually received by the Trustee on investments that are obligations of others.

Section 9.07.         Compensation and Reimbursement.

The Trustee and any director, officer, employee, agent or “control person” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (“Control Person”), of the Trustee shall be entitled to receive for its own account, in accordance with Sections 5.04, 7.02, 7.03 or 7.04 or Article XI, as applicable and subject to the availability of funds for such purpose in the Trust Accounts:

(a)       reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)       except as otherwise expressly provided herein, reimbursement for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c)       indemnification of the Trustee and its agents for, and being held harmless against, any loss, liability or expense incurred without willful misfeasance, negligence or bad faith on their part, arising out of, or in connection with, the acceptance or administration of this Agreement and the Trust Fund, including the costs and expenses of defending themselves against any claim in connection with the acceptance or administration of this Agreement and the Trust Fund, including the costs and expenses of defending themselves against any claim incurred by reason of any action of the Trustee taken at the direction of the Certificateholders or in connection with the exercise or performance of any of their powers or duties hereunder.

The Trustee shall in no event acquire any lien upon the Trust Fund, or any claim against the holders of the Residual Certificates (in their capacity as such), by reason of its failure to receive the amounts due under this Section 9.07. The Trustee shall, unless and until the effective date of its resignation under Section 9.10, continue to perform its obligations hereunder, subject, however, to Section 9.01(d).

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Section 9.08.          Eligibility; Disqualification.

The Trustee under this Agreement shall always be a corporation or association organized and doing business under the laws of the United States or of any state or territory or of the District of Columbia which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, state, territorial or District of Columbia authority. The Trustee shall always have a combined capital and surplus as stated in Section 9.09.

Section 9.09.          Trustee’s Capital and Surplus.

The Trustee shall at all times have a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating of at least investment grade. If the Trustee publishes annual reports of condition pursuant to law or to the requirements of the aforesaid supervising or examining authority, its combined capital and surplus for purposes of this Section 9.09 shall be as set forth in the latest such report. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.10 hereof. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates.

Section 9.10.         Resignation and Removal; Appointment of Successor.

(a)       No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 9.11.

(b)       The Trustee may resign at any time by giving written notice thereof to the Depositor by giving written notice of resignation to the Depositor and the Trustee and each Rating Agency not less than 60 days before the date specified in such notice when such resignation is to take effect, and acceptance by a successor trustee meeting the qualifications set forth in this Section. If no successor trustee meeting such qualifications shall have been so appointed by the Depositor and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)       The Trustee may be removed at any time by Act of the Holders representing more than [50%] of the Aggregate Current Principal Amount of the Outstanding Regular Certificates, delivered to the Trustee and to the Depositor.

(d)       If at any time the Trustee shall cease to be eligible under Section 9.09 or shall become incapable of acting or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Depositor by a Depositor Order may remove the Trustee, or (ii) any Certificateholder who has been a bona fide Holder of a Certificate for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

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(e)       If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Depositor, by a Depositor Order, shall promptly appoint a successor Trustee. If within one year after such vacancy a successor Trustee shall be appointed by Act of the Holders of Certificates representing more than 50% of the Aggregate Current Principal Amount of the Outstanding Regular Certificates delivered to the Depositor and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Depositor. If no successor Trustee shall have been so appointed by the Depositor or Certificateholders and shall have accepted appointment in the manner hereinafter provided, any Certificateholder who has been a bona fide Holder of a Certificate for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)       The Depositor shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Certificates and to each rating agency that rated the Regular Certificates. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

(g)       Any successor Trustee (i) may not be a seller of Agency Securities, the Depositor or an Affiliate of the Depositor unless such successor Trustee’s functions are operated through an institutional trust department of the Trustee, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least “A/F1” by Fitch, if Fitch is a Rating Agency and if rated by Fitch, or the equivalent rating by Standard & Poor’s or Moody’s. If no successor Trustee shall have been appointed and shall have accepted appointment within 60 days after the Trustee ceases to be the Trustee pursuant to this Section, then the Depositor shall appoint a successor to the Trustee. The new Trustee shall notify the Rating Agencies of any change of Trustee.

(h)       No successor Trustee shall accept appointment as provided in this Section 9.10 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.08 hereof and its appointment shall not adversely affect the then current rating of the Certificates, as confirmed in writing by each Rating Agency.

Section 9.11.         Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Depositor and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee. Notwithstanding the foregoing, on request of the Depositor or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 9.07. Upon request of any such successor Trustee, the Depositor shall execute and deliver any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

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No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 9.12.         Merger, Conversion, Consolidation or Successor to Business of Trustee.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates have been executed, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such executing Trustee may adopt such execution and deliver the Certificates so executed with the same effect as if such successor Trustee had executed such Certificates.

Section 9.13.         Co-trustees and Separate Trustees.

At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Trust Fund may at the time be located, the Depositor and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of Certificates representing more than 50% of the Aggregate Current Principal Amount of the Outstanding Regular Certificates, the Depositor shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of the Trust Fund, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have power to make such appointment.

Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor.

Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a)       The Certificates shall be executed and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited with, the Trustee hereunder, shall be exercised, solely by the Trustee.

(b)       The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that, under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

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(c)       The Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section. Upon the written request of the Trustee, the Depositor shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

(d)       No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, or any other such trustee hereunder and the Trustee shall not be personally liable by reason of any act or omission of any co-trustee or other such separate trustee hereunder.

(e)       Any Act of Certificateholders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

Section 9.14.         Restrictions on Trustee.

The Trustee will not have the power to (i) issue additional certificates representing interests in the Trust after the initial issuance of certificates, except as set forth in Article III, (ii) borrow money on behalf of the Trust, or (iii) make loans from the assets of the Trust to any person or entity.

Section 9.15.          Assignment or Delegation of Duties by the Trustee.

Except as expressly provided herein, the Trustee shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Trustee; provided, however, that the Trustee shall have the right with the prior written consent of the Depositor (which shall not be unreasonably withheld or delayed), and upon delivery to the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the Certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Trustee hereunder which are permitted by law. Notice of such permitted assignment shall be given promptly by the Trustee to the Depositor. If, pursuant to any provision hereof, the duties of the Trustee are transferred to a successor Trustee, the entire compensation payable to the Trustee pursuant hereto shall thereafter be payable to such successor Trustee but in no event shall the fee payable to the successor Trustee exceed that payable to the predecessor Trustee.

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ARTICLE X

The Asset Representation Reviewer and Certificateholder Rights

Section 10.01.          Review Reports.

Upon the request of any Certificateholder to the Trustee for a copy of any Review Report (as defined in the Asset Representations Review Agreement), the Trustee shall promptly provide a copy of such Review Report to such Certificateholder; provided, that if the requesting Certificateholder is not a Certificateholder of record, such Certificateholder must provide the Trustee with a written certification stating that it is a beneficial owner of a Certificate, together with supporting documentation supporting that statement (which may include, but is not limited to, a trade confirmation, an account statement or a letter from a broker or dealer verifying ownership) before the Trustee delivers such Review Report to such Certificateholder; provided, further, that the Trustee shall provide the Depositor with notice of such request before delivering the related Review Report to the requesting Certificateholder and if such Review Report contains personally identifiable information regarding obligors, and if the Depositor provides notice to the Trustee, then the Depositor may condition the Trustee’s delivery of that portion of the Review Report to the requesting Certificateholder on such Certificateholder’s delivery to the Depositor of an agreement acknowledging that such Certificateholder may use such information only for the limited purpose of assessing the nature of the related breaches of representations and warranties and may not use that information for any other purpose.

Section 10.02.          Certificateholder Communication; Delinquency Trigger for Asset Representation Review.

(a)       The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Certificateholders contained in the Certificate Register and the names and addresses of Certificateholders received by the Trustee in its capacity as Certificate Registrar.

(b)       Certificateholders may communicate pursuant to TIA § 312(b) with other Certificateholders with respect to their rights under this Agreement or under the Certificates.

(c)       The Depositor, the Trustee and the Certificate Registrar shall have the protection of TIA § 312(c).

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(d)       A Certificateholder that wishes to communicate with other Certificateholders about a possible exercise of rights under this Agreement or the other related documents may send a request to the Depositor to include information regarding the communication in a Form 10-D to be filed by the Depositor with the Securities and Exchange Commission. Each request must include (i) the name of the requesting Certificateholder and (ii) the method by which other Certificateholders may contact the requesting Certificateholder. A Certificateholder that delivers a request under this Section 10.02(d) will be deemed to have certified to the Depositor that its request to communicate with other Certificateholders relates solely to a possible exercise of rights under this Agreement or the other related documents, and will not be used for other purposes. On receipt of a request, the Depositor will include in the Form 10-D filed by the Depositor with the Securities and Exchange Commission for the Due Period in which the request was received (A) a statement that the Depositor has received a request from a Certificateholder that is interested in communicating with other Certificateholders about a possible exercise of rights under this Agreement or the other related documents, (B) the name of the requesting Certificateholder, (C) the date the request was received and (D) a description of the method by which the other Certificateholders may contact the requesting Certificateholder.

(e)       If a Delinquency Trigger occurs, a Certificateholder may make a demand on the Trustee to cause a vote of the Certificateholders, about whether to direct the Asset Representations Reviewer to conduct an Asset Review (as defined in the Asset Representations Review Agreement) of the Asset Review Receivables (as defined in the Asset Representations Review Agreement) under the Asset Representations Review Agreement. If Certificateholders of at least 5% of the aggregate outstanding principal balance of the Certificates demand a vote within 90 days of the filing of the Form 10-D reporting the occurrence of the Deficiency Event, the Trustee will promptly request such a vote of the Certificateholders through the Clearing Agency, which vote will remain open until the 150th day after the filing of the related Form 10-D. If (i) a voting quorum of Certificateholders holding at least 5% of the aggregate outstanding principal balance of Certificates participate in the related vote and (ii) Certificateholder of a majority of the outstanding principal balance of Certificates voted agree to an Asset Review, then the Trustee will send an Asset Review Notice (as defined in the Asset Representations Review Agreement) to the Asset Representations Reviewer and the Depositor under the Asset Representations Review Agreement directing the Asset Representations Reviewer to conduct the Asset Review.

Section 10.03.          [Dispute Resolution

(a)       If the Trust, the Trustee or a Certificateholder (the "Requesting Party") has a claim against the Depositor [and/or GMTH Holdings, LLC (the “Sponsor”)] due to an alleged breach of a representation and warranty in Section 2.01(d) [and/or Section 3.03 of the Purchase and Contribution Agreement] ([each,] a "Breach Claim"), and the Breach Claim has not been resolved within 180 days of the receipt of notice of the Breach Claim by the Depositor [or the Sponsor, as the case may be] (which resolution may take the form of payment of damages by the Depositor [or the Sponsor, as applicable] to the Trust, a withdrawal of the related Breach Claim by the related Requesting Party or a cure of the condition that led to the related breach in the manner set forth herein or in the [Purchase and Contribution Agreement], as applicable), the Requesting Party may refer the matter, in its sole discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration. Certificateholders representing five percent or more of the outstanding principal balance of the [most senior Class of] Certificates then outstanding may direct the Trustee, by notice in writing, in relation to any matter described in the preceding sentence, to initiate either mediation (including non-binding arbitration) or binding third-party arbitration, as directed by such Certificateholders, on behalf of such Certificateholders. The Requesting Party must start the mediation or arbitration proceeding according to the ADR Rules of the ADR Organization within 90 days following the date on which the Form 10-D is filed that relates to the Due Period during which the related 180-day period ended. The Depositor and the Sponsor agree to participate in the dispute resolution method selected by the Requesting Party.

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(b)       If the Requesting Party selects mediation for dispute resolution:

(i)       The mediation will be administered by the ADR Organization using its ADR Rules. However, if any ADR Rules are inconsistent with the procedures for mediation stated in this Section 10.03(b), the procedures in this Section 10.03(b) will control.

(ii)       A single mediator will be selected by the ADR Organization from a list of neutrals maintained by it according to the ADR Rules. The mediator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

(iii)       The mediation will start within 15 Business Days after the selection of the mediator and conclude within 30 days after the start of the mediation.

(iv)       Expenses of the mediation will be allocated to the parties as mutually agreed by them as part of the mediation.

(v)       If the parties fail to agree at the completion of the mediation, the Requesting Party may refer the Breach Claim to arbitration under this Section 10.03

(c)       If the Requesting Party selects arbitration for dispute resolution:

(i)       The arbitration will be administered by the ADR Organization using its ADR Rules. However, if any ADR Rules are inconsistent with the procedures for arbitration stated in this Section 10.03(c), the procedures in this Section 10.03(c) will control.

(ii)       A single arbitrator will be selected by the ADR Organization from a list of neutrals maintained by it according to the ADR Rules. The arbitrator must be an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters. The arbitrator will be independent and impartial and will comply with the Code of Ethics for Arbitrators in Commercial Disputes in effect at the time of the arbitration. Before accepting an appointment, the arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the proceedings within the stated time schedule. The arbitrator may be removed by the ADR Organization for cause consisting of actual bias, conflict of interest or other serious potential for conflict.

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(iii)       The arbitrator will have the authority to schedule, hear and determine any motions, according to New York law, and will do so at the motion of any party. Discovery will be completed with 30 days of selection of the arbitrator and will be limited for each party to two witness depositions not to exceed five hours, two interrogatories, one document request and one request for admissions. However, the arbitrator may grant additional discovery on a showing of good cause that the additional discovery is reasonable and necessary. Briefs will be limited to no more than ten pages each, and will be limited to initial statements of the case, motions and a pre-hearing brief. The evidentiary hearing on the merits will start no later than 60 days after selection of the arbitrator and will proceed for no more than six consecutive Business Days with equal time allocated to each party for the presentation of evidence and cross examination. The arbitrator may allow additional time for discovery and hearings on a showing of good cause or due to unavoidable delays.

(iv)       The arbitrator will make its final determination no later than 90 days after its selection. The arbitrator will resolve the dispute according to the terms of this Agreement and the other related documents, and may not modify or change this Agreement or the other related documents in any way. The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by them. In its final determination, the arbitrator will determine and award the expenses of the arbitration (including filing fees, the fees of the arbitrator, expense of any record or transcript of the arbitration and administrative fees) to the parties in its reasonable discretion. The determination of the arbitrator will be in writing and counterpart copies will be promptly delivered to the parties. The determination will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or State law, and may be entered and enforced in any court of competent jurisdiction.

(v)       By selecting arbitration, the Requesting Party is giving up the right to sue in court, including the right to a trial by jury.

(vi)       The Requesting Party may not bring a putative or certificated class action to arbitration. If this waiver of class action rights is found to be unenforceable for any reason, the Requesting Party agrees that it will bring its claims in a court of competent jurisdiction.

(d)       For each mediation or arbitration:

(i)       Any mediation or arbitration will be held in New York, New York at the offices of the mediator or arbitrator or at another location selected by the Depositor [or the Sponsor]. Any party or witness may participate by teleconference or video conference.

(ii)       The Depositor, [the Sponsor] and the Requesting Party will have the right to seek provisional relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, if such relief is available by law.

(iii)       [Neither] the Depositor [nor the Sponsor] will [not] be required to produce personally identifiable customer information for purposes of any mediation or arbitration. The existence and details of any unresolved Breach Claim, any informal meetings, mediations or arbitration proceedings, the nature and amount of any relief sought or granted, any offers or statements made and any discovery taken in the proceeding will be confidential, privileged and inadmissible for any purpose in any other mediation, arbitration, litigation or other proceeding. The parties will keep this information confidential and will not disclose or discuss it with any third party (other than a party’s attorneys, experts, accountants and other advisors, as reasonably required in connection with the mediation or arbitration proceeding under this Section 10.03), except as required by law, regulatory requirement or court order. If a party to a mediation or arbitration proceeding receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for confidential information of the other party to the mediation or arbitration proceeding, the recipient will promptly notify the other party and will provide the other party with the opportunity to object to the production of its confidential information.]

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ARTICLE XI

Termination

Section 11.01.          Termination Upon Final Payment of All Agency Securities.

The respective obligations and responsibilities of the Depositor and the Trustee created hereby (other than the obligation to make distributions to Certificateholders as hereinafter set forth) shall terminate upon the final payment of principal of the last outstanding Agency Security remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

Section 11.02.          Notice of Termination; Payments to Certificateholders.

Notice of any termination, specifying the Termination Date upon which Certificateholders may surrender their Certificates to the Trustee for payment of the Termination Price, in the case of Regular Certificates, or the final distribution, in the case of Residual Certificates, and cancellation, shall be given promptly by the Depositor not earlier than the ___ day and not later than the ___ day of the month next preceding the month of the Termination Date specifying (A) the Termination Date and the office or agency maintained pursuant to Section 3.06 where presentation and surrender of Certificates must be made, (B) the Termination Price for each Class of Regular Certificates to be retired and an estimate (which shall in no way be binding upon the Trustee or the Depositor) of the amount to be distributed per Individual Certificate to Holders of Residual Certificates and (C) that the Record Date that would otherwise have been applicable to the Distribution Date upon which the Termination Date occurs will not be applicable, payments being made only upon presentation and surrender of Certificates at the office or agency therein specified. The Depositor shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. Upon presentation and surrender of Certificates, the Trustee shall cause to be distributed to the presenting Certificateholder an amount equal to (i) in the case of a Regular Certificate, the Termination Price or (ii) in the case of a Residual Certificate, the Percentage Interest represented by such Certificate in all amounts remaining in the Trust Fund after payment or provision for payment of the Termination Price of all Regular Certificates that were Outstanding immediately prior to the Termination Date.

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In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the Termination Date, the Depositor shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the Termination Price or final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Depositor may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to this Agreement.

Notwithstanding the termination of this Agreement, the obligations of the Depositor to the Trustee under Section 9.07, the obligations of the Trustee and the Depositor to the Holders of Certificates under this Section 11.02, and the provisions of Article III with respect to lost, stolen, destroyed or mutilated Certificates and rights to receive distributions on Certificates shall survive.

ARTICLE XII

Amendments

Section 12.01.          Amendments without Consent of Certificateholders.

Without the consent of the Holders of any Certificates, the Depositor and the Trustee, at any time and from time to time, may (subject however, to Section 12.03) enter into one or more amendments hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)       to correct or amplify the description of any property at any time included in the Trust Fund, or better to assure, convey and confirm unto the Trustee any property included in the Trust Fund, or to add to the Trust Fund additional property;

(2)       to evidence the succession of another Person to the Depositor, and the assumption by any such successor of the covenants of the Depositor herein contained;

(3)       to add to the covenants of the Depositor, the Trustee, for the benefit of the Holders of the Certificates, or to surrender any right or power herein conferred upon the Depositor;

(4)       to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to amend any other provisions of this Agreement, provided that such action shall not adversely affect the interests of the Holders of any Certificates;

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(5)       to provide for the issuance of Certificates of any Class in a form other than fully-registered and for the exchangeability of Certificates in that form and Certificates of the same Class issued in fully registered form; any such amendment may provide for payments on Certificates in a form other than fully registered only outside the United States and for appointment of one or more foreign paying agents of the Trustee that are acceptable to each rating agency that rated the Regular Certificates and may also contain any provisions as may in the Depositor’s judgment be necessary, appropriate or convenient (a) to permit any Certificates to be issued and sold to or held in a form other than fully registered by non-United States Persons, (b) to establish entitlement to an exemption from United States withholding tax or reporting requirements with respect to distributions on the Certificates, (c) to comply, or facilitate compliance, with other applicable laws or regulations, (d) to provide for usual and customary provisions for communication (by notice publication, maintenance of lists of holders of Certificates issued in other than fully-registered form who have provided names and addresses for such purpose, or otherwise) with holders of Certificates issued in other than fully-registered form, or (e) to otherwise effectuate provisions for the issuance of Certificates issued in other than fully registered form and their exchangeability with Registered Certificates;

(6)       to modify, eliminate or add to the provisions of this Agreement to such extent as shall be necessary to effect the qualification of this Agreement under the Trust Indenture Act of 1939, as amended, or under any similar federal statute hereafter enacted, and to add to this Agreement such other provisions as may be expressly required thereby; or

(7)       to modify, eliminate or add to the provisions of this Agreement to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC under the Code; provided that (a) there shall have been delivered to the Trustee an Opinion of Counsel to the effect that such action is necessary to maintain such qualification, and (b) such amendment shall not have any of the effects described in paragraphs (1) through (6) of the proviso to Section 12.02 of this Agreement.

Section 12.02.          Amendments with Consent of Certificateholders.

With the consent of the Holders of Certificates of each Class, voting as a Class, evidencing, as to Regular Certificates, Current Principal Amounts aggregating not less than [66%] of the Aggregate Current Principal Amount of such Class and, as to Residual Certificates, Percentage Interests aggregating not less than [66%], by Act of said Holders delivered to the Depositor and the Trustee, the Depositor and the Trustee may (subject, however, to Section 12.03) enter into an amendment hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Agreement or of modifying in any manner the rights of the Holders of any Certificates under this Agreement; provided, however, that no such amendment shall, without the consent of the Holder of each Outstanding Certificate affected thereby:

(1)       reduce in any manner the amount of, or delay the timing of, any distribution of the principal of interest on any Certificate required to be made hereunder or reduce the principal amount thereof or the Certificate Interest Rate thereon or the Termination Price with respect thereto, or change any place of payment where, or the coin or currency in which, distributions on any Certificate are payable;

(2)       modify any of the provisions of this Section 12.02, except to increase any percentage specified therein or to provide that certain other provisions of this Agreement cannot be modified without the consent of the Holder of each Outstanding Certificate affected thereby;

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(3)       modify or alter the provisions of the proviso to the definition of the term “Outstanding”;

(4)       permit the creation of any lien with respect to any part of the Trust Fund;

(5)       modify any of the provisions of this Agreement in such manner as to affect the calculation of the Aggregate Regular Certificate Distribution Amount for any Distribution Date (including the calculation of any of the individual components of such Aggregate Regular Certificate Distribution Amount);

(6)       modify any of the provisions of Article XII in such a way to permit an earlier retirement of the Certificates and termination of the Trust Fund and this Agreement pursuant to said Article.

The Trustee may in its discretion determine whether or not any Certificates would be affected by any amendment and any such determination shall be conclusive and binding upon the Holders of all Certificates, whether theretofore or thereafter authenticated and delivered hereunder. The Trustee shall not be liable for any such determination made in good faith.

It shall not be necessary for any Act of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

Section 12.03.          Execution of Amendments.

In executing, or accepting the additional trusts created by, any amendment permitted by this Article or the modifications thereby of the trusts created by this Agreement, the Trustee shall been entitled to receive, and (subject to Section 9.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. In no event shall the Trustee execute any amendment to this Agreement prior to obtaining a Non-Disqualification Opinion with respect to such amendment. The Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee’s own rights, duties or immunities under this Agreement or otherwise. The Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee’s own rights, duties or immunities under this Agreement or otherwise.

Section 12.04.          Effect of Amendments.

Upon the execution of any amendment under this Article, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Certificates that have theretofore been or thereafter are authenticated and delivered hereunder shall be bound thereby.

Promptly after the execution by the Depositor and the Trustee of any amendment pursuant to Section 12.01 or Section 12.02, the Trustee shall mail to the Holders of the Certificates and to each rating agency that rated the Regular Certificates a notice setting forth in general terms the substance of such amendment. Any failure to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

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Section 12.05.          Reference in Certificates to Amendments.

Certificates authenticated and delivered after the execution of any amendment pursuant to this Agreement may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such amendment. If the Depositor shall so determine, new Certificates so modified as to conform, in the opinion of Trustee and the Depositor, to any such amendment may be prepared and executed by the Trustee and authenticated and delivered by the Certificate Register in exchange for Outstanding Certificates.

ARTICLE XIII

Exchange Act Reporting

Section 13.01.          Filing Obligations.

(a)       The Trustee and each Reporting Party (as defined below) shall reasonably cooperate with the Depositor in connection with the satisfaction of the Depositor’s reporting requirements under the Exchange Act with respect to the Trust Fund. In addition to the information specified below, if so requested by the Depositor for the purpose of satisfying its reporting obligation under the Exchange Act, the Trustee and each Reporting Party shall provide the Depositor with (x) such information which is available to such Person without unreasonable effort or expense and within such timeframe as may be reasonably requested by the Depositor to comply with the Depositor’s reporting obligations under the Exchange Act and (y) to the extent such Person is a party (and the Depositor is not a party) to any agreement or amendment required to be filed, copies of such agreement or amendment in EDGAR-compatible form.

(b)       All items under this Article XIV to be reviewed by the Depositor should be forwarded electronically to [    ].

Section 13.02.          Form 10-D Reporting.

(a)       No later than 5:00 p.m., New York time, on the 15th calendar day after each Interest Distribution Date and the Final Distribution Date (subject to permitted extensions under the Exchange Act), the Trustee shall prepare and file on behalf of the Trust Fund any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Trustee shall file each Form 10-D with a copy of the related report to Certificateholders provided pursuant to Section 5.01 (each, a “Distribution Statement”) attached thereto. Any disclosure in addition to the Distribution Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be determined and prepared by the Depositor and filed by the Trustee pursuant to the second following paragraph and the Trustee will have no duty or liability for any failure hereunder to determine any Additional Form 10-D Disclosure, except as set forth in the next paragraph. Each Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Depositor shall notify the Trustee in writing, no later than the fifth calendar day after the related Interest Distribution Date or Final Distribution Date, as applicable, with respect to the filing of a report on Form 10-D, if the answer to the questions should be “no.” In the absence of such notification by the Depositor to the Trustee, the Trustee shall be entitled to assume that the answer to the questions on Form 10-D should be “yes.” The Trustee shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

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(b)       In accordance with the respective reporting obligations set forth on Schedule B hereto, within five calendar days after the related Interest Distribution Date or Final Distribution Date, as applicable, the Trustee and any other Reporting Party shall be required to provide to the Trustee and the Depositor in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Trustee and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification in the form of Schedule B attached hereto (an “Additional Disclosure Notification”). The Trustee shall notify the Depositor of any Additional Form 10-D Disclosure with respect to itself or any of its Affiliates and any other Additional Form 10-D Disclosure received by it.

(c)       After preparing the Form 10-D, and no later than the close of business on the 11th calendar day after each Interest Distribution Date and the Final Distribution Date, the Trustee shall forward electronically a draft copy of the Form 10-D to the Depositor for review. No later than the 13th calendar day after each Interest Distribution Date and the Final Distribution Date, the Depositor shall notify the Trustee in writing (which may be provided electronically) of any changes to or approve the filing of such Form 10-D and of any Additional Form 10-D Disclosure to be filed on the Form 10-D. In the absence of receipt of any written changes or approval, the Trustee shall be entitled to assume that such Form 10-D is in final form and the Trustee may proceed with the execution and filing of the Form 10-D. A duly authorized representative of the Trustee shall sign the Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in Section 13.03(d) hereof. Promptly (but no later than one Business Day) after filing with the Commission, the Trustee will make available [on its internet website] a final executed copy of each Form 10-D prepared and filed by the Trustee. The signing party at the Trustee can be contacted by e-mail at [    ] or by facsimile at []. The Depositor will be responsible for any reasonable additional fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

Section 13.03.          Form 8-K Reporting.

(a)       If directed by the Depositor, within four Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), the Trustee shall prepare and file on behalf of the Trust Fund any Form 8-K, as required by the Exchange Act, provided, however, that the Depositor shall file the initial Form 8-K (operative agreements) in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event (“Form 8-K Disclosure Information”) or that is otherwise required to be included on Form 8-K (“Additional Form 8-K Disclosure) shall be determined and prepared by the Depositor pursuant to Section 13.03(c) and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information, except as set forth in the next paragraph.

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(b)       In accordance with the respective reporting obligations set forth on Schedule B hereto, no later than the close of business on the second Business Day immediately following the occurrence of a Reportable Event, the Trustee and any other Reporting Person shall be required to provide to the Trustee and the Depositor, as applicable, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Trustee and such party, the form and substance of any Additional Form 8-K Disclosure, if applicable, together with an Additional Disclosure Notification. The Trustee shall notify the Depositor of any Form 8-K Disclosure Information with respect to itself or any of its Affiliates and any other Form 8-K Disclosure Information received by it.

(c)       After preparing the Form 8-K, the Trustee shall forward electronically a draft copy of the Form 8-K to the Depositor for review no later than 12:00 p.m., New York time, on the third Business Day following the Reportable Event. The Depositor shall notify the Trustee in writing (which may be provided electronically) of any changes to or approval of such Form 8-K and of any Additional Form 8-K Disclosure to be filed on the Form 8-K no later than the close of business on the third Business Day following the Reportable Event. In the absence of receipt of any written changes or approval, the Trustee shall be entitled to assume that such Form 8-K is in final form and the Trustee may proceed with the execution and filing of the Form 8-K. By 12:00 p.m., New York time, on the fourth Business Day after the occurrence of the Reportable Event, a duly authorized representative of the Trustee shall sign the Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in Section 13.03(d) hereof. With respect to each Form 8-K prepared and filed by the Trustee, promptly (but no later than one Business Day) after filing with the Commission, the Trustee will [make available on its internet website] a final executed copy thereof. The [Trust Fund] [Depositor] will be responsible for any reasonable additional fees and expenses assessed or incurred by the Trustee in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

(d)       In the event that the Trustee is unable to file timely with the Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed by the Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trustee will immediately notify the Depositor. In the case of Form 10-D and Form 10-K, the Trustee shall prepare and file a Form 12b-25 and a Form 10-D/A and Form 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trustee will, upon receipt of all required Form 8-K Disclosure Information shall include such disclosure information in the next Form 10-D unless directed by the Depositor to file a Form 8-K with such Form 8-K Disclosure Information. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, and such amendment includes any Additional Form 10-D Disclosure, any Additional Form 10-K Disclosure or any Form 8-K Disclosure Information or an amendment to any such disclosure, the Trustee will notify the Depositor (unless such amendment is solely for the purpose of restating the Distribution Date Statement) and such parties will cooperate to prepare any necessary Form 8-K/A, Form 10-D/A or Form 10-K/A. Any Form 12b-25 or any amendment to a Form 8-K or a Form 10-D shall be signed by a duly authorized representative of the Trustee. Any amendment to a Form 10-K shall be signed by a senior officer of the Trustee in charge of the servicing function. The Depositor will be responsible for any reasonable additional fees and expenses assessed or incurred by the Trustee in connection with any amendments pursuant to this paragraph.

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Section 13.04.          Form 10-K Reporting.

(a)       Within 90 days (including the 90th day) after the end of each fiscal year of the Trust Fund or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”), commencing in [date] and continuing until the Trust Fund has been deregistered with the Commission, the Trustee shall prepare and file on behalf of the Trust Fund a Form 10-K, in form and substance as required by the Exchange Act. No later than [date] of each such year, the Depositor will provide the Trustee a draft of the first page of a Form 10-K that includes the information regarding the Depositor and the Trust Fund as approved by the Depositor for inclusion in the Form 10-K to be prepared by the Trustee. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable time frames set forth herein, (A) an annual compliance statement for the [Depositor] [Trustee], as provided in Section [    ], (B)(x) the Assessment of Compliance, as described under Section 13.06 hereof, and (y) if the [Depositor] [Trustee]’s Assessment of Compliance identifies any material instance of noncompliance, contains disclosure identifying such instance of noncompliance, or if the [Depositor] [Trustee]’s Assessment of Compliance is not included as an exhibit to such Form 10-K, disclosure that such Assessment of Compliance is not included and an explanation why such Assessment of Compliance is not included, (C)(x) the Accounting Firm Attestation for the [Depositor] [Trustee], as described under Section 13.06 hereof, and (y) if any Accounting Firm Attestation identifies any material instance of noncompliance, contains disclosure identifying such instance of noncompliance, or if any such Accounting Firm Attestation is not included as an exhibit to such Form 10-K, disclosure that such Accounting Firm Attestation is not included and an explanation why such Accounting Firm Attestation is not included, and (D) a Sarbanes-Oxley Certification as described in Section 13.05 hereof. Any disclosure or information in addition to (A) through (D) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be determined and prepared by and at the direction of the Depositor pursuant to the second following paragraph and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

(b)       In accordance with the respective reporting obligations set forth on Schedule B hereto, no later than [date] of each year that the Trust Fund is subject to the Exchange Act reporting requirements, commencing in [    ] and continuing until the Trust Fund has been deregistered with the Commission, the Trustee shall be required to provide to the Depositor, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Depositor, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification. The Trustee shall notify the Depositor of any Additional Form 10-K Disclosure with respect to itself or any of its Affiliates and any other Additional Form 10-K Disclosure received by it.

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(c)       After preparing the Form 10-K, the Trustee shall forward electronically a draft copy of the Form 10-K to the Depositor for review no later than 12:00 p.m., New York time on [date] of each year that the Trust Fund is subject to the Exchange Act reporting requirements, commencing in [year] and continuing until the Trust Fund has been deregistered with the Commission. No later than [date], the Depositor shall notify the Trustee in writing (which may be provided electronically) of any changes to or approve the filing of such Form 10-K and of any Additional Form 10-K Disclosure to be filed on the Form 10-K. In the absence of receipt of any written changes or approval, the Trustee shall be entitled to assume that such Form 10-K is in final form and the Trustee may proceed with the execution and filing of the Form 10-K. A senior officer of the Trustee in charge of the servicing function shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Depositor. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in Section 13.03(d) hereof. Promptly (but no later than one Business Day) after filing with the Commission, the Trustee will make available [on its internet website] a final executed copy of each Form 10-K prepared and filed by the Trustee. The Depositor will be responsible for any reasonable additional fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

Section 13.05.          Sarbanes-Oxley Certification.

Each Form 10-K shall include a Sarbanes-Oxley Certification required to be included therewith pursuant to the Sarbanes-Oxley Act. No later than [date] of each year, beginning in [    ], the Trustee shall (unless the Trustee is the Certifying Person), provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”) a certification (each, a “Performance Certification”), in the form attached hereto as Schedule C, on which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. The senior officer of the Trustee in charge of the servicing function shall sign the Sarbanes-Oxley Certification and shall serve as the Certifying Person on behalf of the Trust Fund. Neither the Trustee nor the Depositor will request delivery of a certification under this clause unless the Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to the Trust Fund. In the event that prior to the filing date of the Form 10-K in [month] of each year, the Trustee or the Depositor has actual knowledge of information material to the Sarbanes-Oxley Certification, the Trustee or the Depositor shall promptly notify the Trustee or the Depositor, as applicable. The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Person or Certification Party in connection with such Person’s attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any Sarbanes-Oxley Certification or portion thereof with respect to the Trust Fund.

Section 13.06.          Reports on Assessment of Compliance and Attestation.

(a)       By [date] of each year (such date includes the expiration of any applicable grace period), commencing in [date], the Trustee, at its own expense, shall furnish or otherwise make available to the Depositor a report on an assessment of compliance (each, an “Assessment of Compliance”) with the [Relevant Servicing Criteria] that contains (A) a statement by the Trustee of its responsibility for assessing compliance with the Relevant Servicing Criteria under the Agreement, (B) a statement that the Trustee used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) the Trustee’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 13.04 hereof, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) an Accounting Firm Attestation has been issued on the Trustee’s Assessment of Compliance with the Relevant Servicing Criteria as of and for such period.

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(b)       [No later than the end of each fiscal year for the Trust Fund for which a Form 10-K is required to be filed, the Trustee shall forward to the Depositor and the Trust Fund the name of each Reporting Subcontractor engaged by it, if any, and what Relevant Servicing Criteria will be addressed in the Assessment of Compliance prepared by such Reporting Subcontractor. When the Trustee (or any Reporting Subcontractor engaged by it) submit their Assessments of Compliance to the Depositor, such parties will also at such time include the Assessment of Compliance (and Accounting Firm Attestation pursuant to Section 13.04 hereof) of each Reporting Subcontractor engaged by it.]

(c)       Promptly after receipt of each such Assessment of Compliance, (x) the Depositor shall review each such report and, if applicable, consult with the Trustee as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria, and (y) the Trustee shall confirm that the Assessment of Compliance addresses all of the Servicing Criteria and notify the Depositor of any exceptions.

(d)       By [date] of each year, commencing in [    ], the Trustee, at its own expense, shall cause a registered public accounting firm (which may also render other services to the Trustee) and that is a member of the American Institute of Certified Public Accountants, to furnish a report, which shall be made in accordance with Rule 15d-18 of the Exchange Act (each, an “Accounting Firm Attestation”) to the Trustee and the Depositor, to the effect that (A) it has obtained a representation regarding certain matters from the management of the Trustee, which includes an assertion that the Trustee has complied with the Relevant Servicing Criteria, and (B) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether the Trustee’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding the Trustee’s assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted-use language.

(e)       Promptly after receipt of such Accounting Firm Attestation from the Trustee, (1) the Depositor shall review the Accounting Firm Attestation and, if applicable, consult with the Trustee as to the nature of any defaults by the Trustee, in the fulfillment of any of the Trustee’s obligations hereunder or under any other applicable agreement, and (2) the Trustee shall confirm that each Assessment of Compliance submitted pursuant to Section 13.06 hereof is coupled with an Accounting Firm Attestation meeting the requirements of this Section 13.06 and notify the Depositor of any exceptions.

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(f)       The Trustee shall execute a reliance certificate to enable the Certification Parties to rely upon each (A) [annual compliance statement] provided pursuant to Section [    ] hereof, (B) Assessment of Compliance provided pursuant to this Section 13.06 and (C) Accounting Firm Attestation provided pursuant to this Section 13.06, and shall include a certification that each such annual compliance statement, Assessment of Compliance or Accounting Firm Attestation discloses any deficiencies or defaults described to the registered public accountants of the Trustee to enable such accountants to render the certification provided for in this Section 13.06.

(g)       In the event the Trustee is terminated or resigns during the term of the Agreement, the Trustee shall provide documents and information required by this Section 13.06 with respect to the period of time it was subject to the Agreement or provided services with respect to the Trust Fund or the Certificates.

(h)       Copies of any Assessment of Compliance or Accounting Firm Attestation may be obtained by Certificateholders without charge upon request to the Trustee at its Corporate Trust Office.

Section 13.07.          Use of Subcontractors.

(a)       The Trustee shall cause any Subcontractor used by the Trustee for the benefit of the Depositor to comply with the provisions of [Section 5.03] and [Article IX] hereof to the same extent as if such Subcontractor were the Trustee (except with respect to the Trustee’s duties with respect to preparing and filing any Exchange Act Reports or as the Certifying Person). The Trustee shall be responsible for obtaining from each Subcontractor of such Person and delivering to the Depositor any servicer compliance statement required to be delivered by such Subcontractor hereunder, any Assessment of Compliance and Accounting Firm Attestation required to be delivered by such Reporting Subcontractor under Section 13.06 hereof and any certification required to be delivered to the Certifying Person under Section 13.06(f) hereof as and when required to be delivered. As a condition to the succession to any Subcontractor as subcontractor under the Agreement by any Person (A) into which such Subcontractor may be merged or consolidated, or (B) which may be appointed as a successor to any Subcontractor, the Trustee shall provide to the Depositor, at least fifteen calendar days prior to the effective date of such succession or appointment, (x) written notice to the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K.

(b)       It shall not be necessary for the Trustee to seek the consent of the Depositor or any other party hereto to the utilization of any Subcontractor. The Trustee shall promptly upon request provide to the Depositor a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by such Person, specifying (A) the identity of each such Subcontractor, (B) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (C) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (B) of this paragraph.

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(c)       As a condition to the utilization of any Subcontractor determined to be a Reporting Subcontractor, the Trustee shall cause any such Subcontractor used for the benefit of the Depositor to comply with the provisions of this Section 13.07 to the same extent as if such Subcontractor were the Trustee (except with respect to the Trustee’s duties with respect to preparing and filing any Exchange Act Reports or as the Certifying Person), as applicable. The Trustee shall be responsible for obtaining from each Subcontractor and delivering to the Depositor, any Assessment of Compliance and Accounting Firm Attestation required to be delivered by such Subcontractor under Section 13.06 hereof and any annual statement of compliance required to be delivered by such Subcontractor hereunder, in each case as and when required to be delivered.

Section 13.08.          Indemnification by the Trustee.

(a)       The Trustee (the “Indemnifying Party”), shall indemnify the Depositor for the preparation, execution or filing of any report required to be filed with the Commission with respect to the Trust Fund, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to the Trust Fund; and shall indemnify the present and former directors, officers, employees and agents of the Depositor and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)       any untrue statement of a material fact contained or alleged to be contained in or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in (x) any compliance certificate delivered by it pursuant to the terms hereof, (y) any Assessment of Compliance or Accounting Firm Attestation delivered by or on behalf of it, pursuant to the terms hereof, or (z) any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information concerning the Trustee and provided by it;

(ii)       any failure by the Indemnifying Party to perform its obligations when and as required under this Article XIV; or

(iii)       any negligence, bad faith or willful misconduct by the Indemnifying Party.

(b)       In the case of any failure of performance described in (a)(ii) of this Section, the Indemnifying Party shall promptly reimburse the Depositor and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to the transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to the Trust Fund, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Indemnifying Party.

(c)       Any failure by the Indemnifying Party to deliver any information, report, certification or accountants’ letter when and as required under this Article XIV, including (except as provided below) any failure by the Indemnifying Party to identify pursuant to Section 13.07 any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall entitle the Depositor in its sole discretion to terminate the rights and obligations of the Indemnifying Party under this Agreement without payment (notwithstanding anything in the Agreement to the contrary) of any compensation to the Indemnifying Party.

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(d)       The Indemnifying Party shall promptly reimburse the Depositor for all reasonable expenses incurred by it, in connection with the termination of the Indemnifying Party and the transfer of its duties to a successor. The provisions of this paragraph shall not limit whatever rights the Depositor may have under other provisions of this Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

(e)       This indemnification shall survive the termination of this Agreement or the termination of any party to the Agreement.

Section 13.09.          Amendment.

In the event the parties to this Agreement desire to further clarify or amend any provision of this Article XIV, the Agreement shall be amended to reflect the new agreement between the parties covering matters in this Article XIV pursuant to Section 12.01 hereof, which amendment shall not require any Opinion of Counsel or Rating Agency confirmations or the consent of any Certificateholder.

Section 13.10.          Limitation on Trustee Liability.

Each party to this Agreement acknowledges that the performance by the Trustee of its duties under this Article XIV related to the timely preparation, execution and filing of any Form 10-D, Form 12b-25, Form 8-K or Form 10-K or any amendments to such filings is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Article XIV. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file a Form 10-D, Form 12b-25, Form 8-K or Form 10-K or any amendments to such filings where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto (other than an Affiliate thereof) needed to prepare, arrange for execution or file such Form 10-D, Form 12b-25, Form 8-K or Form 10-K or any amendments to such filings not resulting from its negligence, bad faith or willful misconduct.

Section 13.11.          Trustee as Servicer.

Each of the parties hereto acknowledges that for purposes of Regulation AB, the Trustee constitutes the “servicer” of the Trust Fund and is therefore able to execute the reports required to be filed under the Exchange Act and this Article XIV.

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ARTICLE XIV

Miscellaneous

Section 14.01.          Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Depositor (or any assignee or successor of the Depositor) may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of an Authorized Officer of the Depositor (or any assignee or successor of the Depositor) or any Opinion of Counsel may be based, insofar as it relates to calculations subject to verification by Accountants, upon a certificate or opinion of a firm of Accountants stating that such Accountants have verified the accuracy of calculations demonstrating compliance with any conditions required to be covered by such certificate or opinion, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion with respect to such matters is erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Depositor (or any assignee or successor of the Depositor) stating that the information with respect to such matters is in the possession of the Depositor unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel’s opinion and shall include a statement to the effect that such counsel believes that such counsel and the Trustee may reasonably rely upon the opinion of such other counsel.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

Wherever in this Agreement, in connection with any application or certificate or report to the Trustee, it is provided that the Depositor shall deliver any document as a condition of the granting of such application, or as evidence of compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Depositor to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Section 9.01.

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Whenever in this Agreement it is provided that the absence of the occurrence and continuation of a Deficiency Event is a condition precedent to the taking of any action by the Trustee at the request or direction of the Depositor, then, notwithstanding that the satisfaction of such condition is a condition precedent to the Depositor’s right to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Deficiency Event.

Section 14.02.          Acts of Certificateholders.

(a)       Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Depositor. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 9.01) conclusive in favor of the Trustee and the Depositor, if made in the manner provided in this Section.

(b)       The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c)       The ownership of Certificates shall be proved by the Certificate Register.

(d)       Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificates shall bind the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Depositor in reliance thereon, whether or not notation of such action is made upon such Certificates.

Section 14.03.          Notices, etc. to Trustee and Depositor.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Certificateholders or other documents provided or permitted by this Agreement to be made upon, given or furnished to, or filed with

(1)       the Trustee by any Certificateholder or by the Depositor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Trustee at its Corporate Trust Office, or

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(2)       the Depositor by the Trustee or by any Certificateholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Depositor addressed to it at , Attention:   or at any other address previously furnished in writing to the Trustee by the Depositor.

Section 14.04.          Notices and Reports to Certificateholders; Waiver of Notices.

Where this Agreement provides for notice to Certificateholders of any event or the mailing of any report to Certificateholders, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class postage prepaid, to each Certificateholder affected by such event or to whom such report is required to be mailed, at the address of such Certificateholder as it appears on the Certificate Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Certificateholders is mailed in the manner provided above, neither the failure to mail such notice or report, nor any defect in any notice or report so mailed, to any particular Certificateholder shall affect the sufficiency of such notice or report with respect to other Certificateholders, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.

Where this Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Certificateholders when such notice is required to be given pursuant to any provision of this Agreement, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Where this Agreement provides for notice to any rating agency that rated the Regular Certificates, failure to give such notice shall not affect any other rights or obligations as created hereunder.

Section 14.05.          Rules by Trustee and Agents.

The Trustee may make reasonable rules for any meeting of Certificateholders. Any agent of the Trustee may make reasonable rules and set reasonable requirements for its functions.

Section 14.06.          Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

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Section 14.07.          Successors and Assigns.

All covenants and agreements in this Agreement by the Depositor shall bind its successors and assigns, whether so expressed or not.

Section 14.08.          Separability.

In case any provision in this Agreement or in any Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.09.          Benefits of Agreement.

Nothing in this Agreement or in any Certificate, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any separate trustee or co-trustee appointed under Section 9.13 and the Certificateholders, any benefit or any legal or equitable right, remedy or claim under this Agreement.

Section 14.10.          Legal Holidays.

In any case where the date of any Distribution Date, Deficiency Distribution Date or any other date on which a distribution of principal of or interest on any Certificate is proposed to be made, or any date on which a notice is required to be sent to any Person pursuant to the terms of this Agreement, shall not be a Business Day, then (notwithstanding any other provision of any of the Certificates or this Agreement) payment or mailing need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made or mailed on the nominal date of any such Distribution Date, Deficiency Distribution Date, other date for the distribution of principal of or interest on any Certificate, or the mailing of such notice, as the case may be, and, in the case of a distribution to be made on a Certificate, no interest shall accrue for the period from and after any such nominal date, provided such distribution is made in full on such next succeeding Business Day.

Section 14.11.          Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided in Section 7.03, 9.10, 12.07, 14.01, 14.02 or 16.02) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

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No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Regular Certificates of any Class evidencing Current Principal Amounts aggregating not less than 25% of the Aggregate Current Principal Amount of such Class or Holders of Residual Certificates evidencing Percentage interests aggregating not less than 25% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of Certificates representing more than 50% of the Aggregate Current Principal Amount (or Percentage interest in the case of Residual Certificates) of such Class; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder other than as contemplated hereby, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Certificates of the same Class. For the protection and enforcement of the provisions of this Section 14.11, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 14.12.          Governing Law.

This Agreement and each Certificate shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

Section 14.13.          Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 14.14.          Recording of Agreement.

This Agreement is subject to recording in any appropriate public recording offices, such recording to be effected by the Depositor and at its expense.

Section 14.15.          Corporate Obligations.

No recourse may be taken, directly or indirectly, against any incorporator, subscriber to the capital stock, stockholder, employee, officer or director of the Depositor or the Trustee or of any predecessor or successor of the Depositor or the Trustee with respect to the obligations of the Depositor or the Trustee under this Agreement or any certificate or other writing delivered in connection herewith or therewith.

Section 14.16.          Certificates Nonassessable and Fully Paid.

It is the intention of the parties hereto that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Fund or for any reason whatsoever, and that Certificates upon execution and delivery thereof by the Trustee and authentication by the Certificate Registrar are and shall be deemed fully paid.

Section 14.17.          REMIC Treatment.

The provisions of this Agreement shall be construed so as to carry out the intention of the parties that the Trust Fund be treated as a REMIC at all times until all Certificates are retired and this Agreement is terminated pursuant to Article XII.

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IN WITNESS WHEREOF, the Depositor and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized and the seal of the Depositor and the Trustee, duly attested, to be hereunto affixed, all as of the day and year first above written.

GNMAG Asset Backed Securitizations, LLC a Delaware limited liability company, as Depositor

By

(SEAL)

Attest:

[ ]
a [ ], as Trustee
By

(SEAL)

Attest:

77

STATE OF	)
:ss.:
COUNTY OF	)

On the ___ day of  ___, [    ], before me personally came [    ] to me known, who, being by me duly sworn, did depose and say that he resides at [    ]; that he is the [    ] of [    ], the  ___ described in and that executed the above instrument; and that he signed his name thereto by order of the [    ] of said entity.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

[NOTARIAL SEAL]
Notary Public

STATE OF	)
:ss.:
COUNTY OF	)

On the   day of  , [    ], before me, personally came [    ], to me known, who, being by me duly sworn did depose and say that he resides at [    ], that he is the [    ] of [    ], the [    ] described in and that executed the above instrument as Trustee, and that he signed his name thereto by order of the Board of Directors of said entity.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

[NOTARIAL SEAL]
Notary Public

78

EXHIBIT A

PRINCIPAL OF THIS CERTIFICATE IS DISTRIBUTABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

GNMAG ASSET BACKED SECURITIZATION TRUST, SERIES [    ]

AGENCY PASS-THROUGH CERTIFICATES

SERIES [    ]
CLASS
FINAL DISTRIBUTION DATE:
ACCRUAL DATE:

$	No.

This Certificate evidences an undivided interest in a portion of the distributions receivable with respect to a pool of [specify types of Agency Securities] [and certain other assets], which pool was created and sold by

[    ]

This Certificate does not represent an obligation or interest in [    ] or the Trustee referred to below or any of its affiliates. This Certificate is not guaranteed or insured by any governmental agency or instrumentality.

This Certificate certifies that       is the registered owner of an undivided interest in a portion of the distributions receivable with respect to a pool of [specify types of Agency Securities] [and certain other assets] (collectively, the “Trust Fund”), which pool was created and sold by GNMAG Asset Backed Securitizations, LLC (hereinafter called the “Depositor”, which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Trust Agreement dated as of      , [    ] (the “Agreement”) between the Depositor and       , as trustee (the “Trustee”, which term includes any successor trustee under the Agreement), a summary of certain of the pertinent provisions of which are hereinafter set forth. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which reference is hereby made for a statement of the respective rights thereunder of the Depositor, the Trustee and the Holders of all Certificates issued thereunder and to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, the Trustee is required to distribute to the registered holder of this Certificate, but only out of the distributions received with respect to the Trust Fund and only to the extent such distributions are adequate for such purpose, the principal balance of      Dollars in monthly installments on the [__] day of each month (the “Principal Distribution Dates”) in each year, commencing no later than       (the “Initial Principal Distribution Date”) and ending on or before        (the “Final Distribution Date”) and interest (computed on the basis of a 360-day year of twelve 30-day months) [monthly] [quarterly] [annual] on       ,       ,       , and      , in each year (the “Interest Distribution Dates”), commencing on  , at the rate of percent (___%) per annum, in an amount equal to the interest accrued on the outstanding principal balance of this Certificate during the [one] [three] [twelve]-month period ending [one month prior to] on each such Interest Distribution Date (each such period being hereinafter referred to as an “Interest Accrual Period”) or, in the case of the first Interest Distribution Date, in an amount equal to the interest accrued from the Accrual Date set forth above to  ,  . [Interest accrued on this Certificate in any Interest Accrual Period will be calculated on the assumption that any distribution of principal made with respect to this Certificate on a Principal Distribution Date that occurs during such Interest Accrual Period was instead made one month prior to such Principal Distribution Date.] Installments of principal of this Certificate will be distributable in the amounts and on the dates described on the reverse hereof.

Distributions of principal of, and interest on, this Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All distributions made by the Trustee with respect to this Certificate shall be applied first to interest accrued on this Certificate as provided above and then to the reduction of the outstanding principal balance of this Certificate. Except as provided on the reverse hereof, any installment of principal or interest that is not distributed when and as due shall accrue interest at the rate at which interest accrues on the principal balance of this Certificate from the date due to the date of distribution thereof.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereof has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

EXHIBIT A-1-1

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated:

as Trustee

[SEAL]

By:
Authorized Officer

EXHIBIT A-1-2

EXHIBIT A-2

This Certificate is one of a duly authorized issue of Certificates designated as Series [    ](herein collectively called the “Regular Certificates”), issued in ___Classes (Classes ___, ___, ___and ___) under the Agreement.

The Class ___, Class ___and Class ___Regular Certificates will accrue interest at the fixed rates per annum specified on the faces thereof.

During the initial Interest Accrual Period the Class [    ] Regular Certificates will accrue interest at a rate of ___% per annum. During such subsequent Interest Accrual Period, the Class ___Regular Certificates will accrue interest, subject to a maximum rate of ___% per annum, at a rate per annum of___% in excess of the base rate determined for such Interest Accrual Period by the Trustee in the manner described below (the “Base Rate”).

On  and thereafter on the ___business day preceding each Interest Distribution Date so long as the Class ___Regular Certificates are still outstanding (each such date an “Interest Determination Date”), the Trustee will be determined as follows: [Insert description of applicable base rate from Schedule I.]

The establishment of the Base Rate by the Trustee and the Trustee’s subsequent calculation of the Certificate Interest Rate applicable to the Class ___Regular Certificates for the relevant Interest Accrual Period shall (in the absence of manifest error) be final and binding. [The Trustee shall cause each Certificate Interest Rate established as aforesaid for each Interest Accrual Period to be published promptly after the determination thereof, in a newspaper of general circulation in New York City.]

The aggregate amount of each installment of principal distributable on the Regular Certificates on each Principal Distribution Date is equal to the lesser of (i) funds remaining in the Trust Account on such Distribution Date after the subtraction of an amount equal to the amount distributable as interest on the Regular Certificates on such Distribution Date and (ii) the sum of:

(a)       the Principal Distribution Amount, if any, for such Principal Distribution Date; and

(b)       the Spread Distribution Amount, if any, for such Principal Distribution Date.

The aggregate amount of principal distributable on the Regular Certificates on each Principal Distribution Date as described above is distributable [pro rata among the Certificates of all Classes.] [___% to the Certificates of Class ___and ___% to the Certificates of Classes___ and ___(the “Sequential Payment Certificates”). The amount distributable on the Sequential Payment Certificates on any Principal Distribution Date is distributable] [first on the Certificates of Class ___, until the entire principal balance of such Class Certificates has been retired. On the Principal Distribution Date on which the entire principal balance of Class ___Certificates has been retired, any remaining amounts required to be distributed on such Principal Distribution Date as principal of the [Sequential Payment] [Regular] Certificates shall be distributed on the Class ___Certificates. Thereafter, all amounts required to be distributed on each Principal Payment Date as principal of the [Sequential Payment] [Regular] Certificates shall continue to be distributed as principal of the Class ___Certificates until the entire principal balance thereof has been retired. Distributions of principal of the remaining Classes of [Sequential Payment] [Regular] Certificates shall be made in a similar manner, with the required principal distribution on each Principal Distribution Date always being applied first to the reduction of the principal balance of the then Outstanding Class of the [Sequential Payment] [Regular] Certificates having the earliest Final Distribution Date of all [Sequential Payment] [Regular] Certificates then Outstanding.] Distributions of principal of a Class of Regular Certificates shall in all cases be made pro rata among all Outstanding Certificates of such Class, without preference or priority of any kind.

EXHIBIT A-2-1

Notwithstanding the foregoing, the Agreement provides that a Deficiency Event thereunder will occur if (i) there are insufficient amounts in the Trust Account on any Distribution Date to distribute to Holders of Regular Certificates all interest at the time accrued and distributable thereon and amounts of principal equal to the sum of sub-clauses (1) through (3) of clause (ii) above, (ii) the entire unpaid principal balance of each Class of Regular Certificates shall not have been completely distributed on or before the Final Distribution Date for such Class or (iii) with respect to each Class of Regular Certificates that is still Outstanding on its Initial Principal Distribution Date, an installment of principal shall not have been distributed by such Initial Principal Distribution Date.

Distribution of the then remaining undistributed principal balance of this Certificate on its Final Distribution Date or on such earlier date as payments received with respect to the assets included in the Trust Fund are required to be distributed in payment of the then remaining unpaid principal balance of this Certificate, or payment of the Termination Price payable on the Termination Date, shall be made only upon presentation of this Certificate to the office or agency of the Trustee maintained for such purpose. Interest distributable on this Certificate on each Interest Distribution Date, together with any installment of principal of this Certificate on each Interest Distribution Date that is also a Principal Distribution Date for this Certificate, and any special distributions required to be made on this Certificate on any Special Distribution Date to the extent not in full payment of this Certificate, shall be made by check mailed to the Person whose name appears as the registered Holder of this Certificate (or one or more Predecessor Certificates) on the Certificate Register as of the Record Date preceding such Interest Distribution Date or such Special Distribution Date.

Checks for amounts that include distributions of principal of this Certificate shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Certificate Register as of the applicable Record Date without requiring that this Certificate be submitted for notation of payment and checks returned undelivered will be held for payment to the Person entitled thereto, subject to the terms of the Agreement, at the office or agency in the United States of America designated for such purpose pursuant to the Agreement. Any reduction in the principal balance of this Certificate (or any one or more Predecessor Certificates) effected by any distributions made on any Principal Distribution Date or Deficiency Distribution Date shall be binding upon all Holders of this Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not noted hereon.

If funds are expected to be available, as provided in the Agreement, to make a distribution in full of the then remaining unpaid principal balance of this Certificate on a Principal Distribution Date that is prior to the Final Distribution Date, then the Trustee will notify the Person who was the registered Holder hereof on the day of the month [prior to the month] in which such Principal Distribution Date occurs, by notice mailed no later than the           day of such month, and the amount then distributable shall, if sufficient funds therefor are available, be distributable only upon presentation of this Certificate to the office or agency maintained for such purpose.

EXHIBIT A-2-2

Any portion of any installment of principal or interest that was distributable but was not distributed or duly provided for on a Distribution Date shall forthwith cease to be payable to the Person who was the registered Holder of this Certificate on the applicable Record Date, and shall be distributed, in whole or in part, to the extent funds are available for such payment, on each Deficiency Distribution Date thereafter until all such overdue amounts are paid or duly provided for, to the Person in whose name this Certificate (or one or more Predecessor Certificates) is registered on the Record Date applicable to each such Deficiency Distribution Date or at any other-time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Certificates may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Agreement.

If a Deficiency Event as defined in the Agreement and as described above shall occur and be continuing, the Agreement provides that, to the extent distributions are being made as described in the penultimate sentence of this paragraph, the Holders of Regular Certificates aggregating not less than 50% of the Aggregate Current Principal Amount may direct the Trustee to sell the Trust Fund in the manner and subject to the conditions described in the Agreement. In such event, the net proceeds of such sale would be distributed as a final distribution on the Regular Certificates and Holders thereof may receive less than, but in no event more than, the unpaid principal balance thereof and unpaid interest accrued thereon to the date (one month prior to the date] of such final distribution. The Agreement also provides that, notwithstanding the occurrence of a Deficiency Event, under certain circumstances specified in the Agreement, all amounts collected as proceeds of the Trust Fund or otherwise shall continue to be applied to monthly distributions of principal of and interest on the Regular Certificates in the same order of priority as if such Deficiency Event had not occurred. In all other circumstances, following the occurrence of a Deficiency Event, all amounts collected as proceeds of the Trust Fund or otherwise shall be distributed monthly pro rata among all Regular Certificates, without preference or priority, first as distributions of interest and then as distributions with respect to principal. In such event, interest on the then unpaid principal balance of this Certificate shall accrue at the Highest Certificate Interest Rate.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon distribution to Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the maturity or other liquidation of the last Agency Securities subject thereto.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate may be registered on the Certificate Register, upon surrender of this Certificate for registration of transfer at the office or agency designated for that purpose pursuant to the Agreement, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Regular Certificates of the same Class, of authorized denominations and in the same aggregate initial principal balance, will be issued to the designated transferee or transferees.

EXHIBIT A-2-3

Prior to the due presentment for registration of transfer of this Certificate, the Trustee, the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered (i) on any Record Date, for purposes of making distributions, and (ii) on any other date for any other purpose, as the owner hereof, whether or not any distribution required to be made on this Certificate shall be overdue, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the Depositor and the rights of the Holders of the Certificates under the Agreement at any time by the Trustee with the consent of the Holders of Certificates of each Class, voting as a Class, evidencing, as to Regular Certificates, Current Principal Amounts aggregating not less than [66%] of the Aggregate Current Principal Amount of such Class and, as to Residual Certificates, Percentage Interests aggregating not less than [66%]. Any such consent by the Holder, at the time of the giving thereof, of this Certificate (or any one or more Predecessor Certificates) shall be conclusive and binding upon such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate. The Agreement also permits the amendment or waiver of certain terms and conditions set forth in the Agreement without the consent of Holders of any Certificates issued thereunder.

The Regular Certificates are issuable only in registered form in denominations as provided in the Agreement and subject to certain limitations therein set forth. The Regular Certificates are exchangeable for a like aggregate initial principal amount of Regular Certificates of the same Class of different authorized denominations, as requested by the Holder surrendering same.

The Trustee has executed this Certificate solely as trustee under the Agreement and the Trustee shall be liable hereunder only in respect of the assets of the Trust Fund created by such Agreement.

The remedies of the Holder hereof as provided herein, or in the Agreement, shall be cumulative and concurrent but may be pursued solely against the assets of the Trust Fund. No failure on the part of the Holder in exercising any right or remedy hereunder shall operate as waiver or release thereof, nor shall any single or partial exercise of any such right or remedy preclude any other further exercise thereof or the exercise of any other right or remedy hereunder.

As provided in the Agreement, this Certificate and the Agreement shall be construed in accordance with, and governed by, the laws of the State of New York applicable to agreements made and to be performed therein.

EXHIBIT A-2-4

EXHIBIT B

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE REGULAR CERTIFICATES DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT OR LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.07 OF THE TRUST AGREEMENT REFERRED TO HEREIN.

GNMAG ASSET BACKED SECURITIZATION TRUST, SERIES [    ]

AGENCY PASS-THROUGH RESIDUAL CERTIFICATES

SERIES [    ]

Percentage Interest: ___%

This Certificate evidences a percentage interest in any distributions allocable to the Residual Certificates with respect to a pool of [specify types of Agency Securities] [and certain other assets], which pool was created and sold by

[    ]

This Certificate does not represent an obligation of or interest in [    ] or the Trustee referred to below or any of its affiliates. This Certificate is not guaranteed or insured by any governmental agency or instrumentality.

This Certificate certifies that   is the registered owner of the Percentage Interest evidenced by this Certificate as set forth above in a portion of the distributions receivable with respect to a pool of [specify types of Agency Securities] [and certain other assets] (collectively, the “Trust Fund”), which pool was created and sold by GNMAG Asset Backed Securitizations, LLC (hereinafter called the “Depositor”, which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Trust Agreement dated as of          , [    ] (the “Agreement”) between the Depositor and             , as trustee (the “Trustee”, which term includes any successor trustee under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement reference is hereby made for a statement of the respective rights thereunder of the Depositor, the Trustee and the Holders of all Certificates issued thereunder and to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

EXHIBIT B-1

Pursuant to the terms of the Agreement, the Trustee is required to distribute on the ___day of [each month] or, if such day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on           , [    ], to the Person in whose name this Certificate is registered at the close of business on the ___day (or if such ___day is not a Business Day, the Business Day immediately preceding such ___day) of the [second] month next preceding the month of such distribution (the “Record Date”), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the portion of the distributions received with respect to the assets in the Trust Fund that are distributable to Holders of Residual Certificates, as provided in the Agreement. The interests of Holders of Residual Certificates in the assets in the Trust Fund are in all cases subordinate and subject to the prior rights of Holders of Regular Certificates as specified in the Agreement.

Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person requires by written notice to the Trustee at the time of issuance or registration of this Certificate, or at least ten days prior to a Distribution Date, that such payments be made thereafter by wire transfer of immediately available funds to the account specified by such Person. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose in the City and State of New York.

No transfer of this Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made within ([three] years) from the date of initial issuance of the Certificates pursuant to the Agreement, (i) the Trustee or the Depositor may require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Depositor that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state, and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee and the Depositor may also require (i) a representation letter, in the form as described by the Agreement, stating that the transferee is not acquiring this Certificate in violation of the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (ii) if such transferee is an employee benefit plan subject to ERISA, an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Depositor with respect to the permissibility of such transfer under ERISA.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

Schedule B-2

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated:

as Trustee

[SEAL]

By:
Authorized Officer

EXHIBIT B-3

[SCHEDULE I

Base Rate Mechanics]

Schedule I-1

SCHEDULE A

Schedule of Agency Securities

Schedule A-1

SCHEDULE B

SERVICING CRITERIA

[FORM OF] SERVICING CRITERIA TO BE ADDRESSED IN
ASSESSMENT OF COMPLIANCE STATEMENT

The assessment of compliance to be delivered by each party listed below shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Applicable Servicing
Criteria/
Servicing Criteria		Responsible Party
Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

Schedule B-1

Applicable Servicing
Criteria/
Servicing Criteria		Responsible Party
Reference	Criteria

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

Schedule B-2

Applicable Servicing
Criteria/
Servicing Criteria		Responsible Party
Reference	Criteria

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related documents.

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.

Schedule B-3

Applicable Servicing
Criteria/
Servicing Criteria		Responsible Party
Reference	Criteria

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF REPORTING PARTY]

By:
Name:
Title:

Schedule B-4

ADDITIONAL FORM 10-D DISCLOSURE

Item on Form 10-D	Responsible Party
Item 1: Distribution and Pool Performance Information

Information included in the Distribution Statement to Certificateholders	Trustee

Any information required by 1121 which is NOT included on the Distribution Statement to Certificateholders	Depositor

Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

• Issuing Entity (Trust Fund)	Trustee, Administrative Agent and Depositor
• Sponsor	Depositor
• Depositor	Depositor
• Trustee	Trustee
• Any other party contemplated by 1100(d)(1)	Depositor

Item 3: Sale of Securities and Use of Proceeds	Depositor

Information from Item 2(a) of Part II of Form 10-Q:	[N/A]

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.

Item 4: Defaults Upon Senior Securities	Trustee
(to the extent Trustee has knowledge)
Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any event of default (after expiration of any grace period and provision of any required notice)

Item 5: Submission of Matters to a Vote of Security Holders	Trustee (to the extent Trustee has knowledge)

Information from Item 4 of Part II of Form 10-Q

Item 6: Significant Obligors of Pool Assets	Depositor
[N/A]

Schedule B-5

ADDITIONAL FORM 10-D DISCLOSURE

Item on Form 10-D	Responsible Party
Item 1112(b) — Significant Obligor Financial Information*

* This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

Item 7: Change in Sponsor Interest in the Securities	Depositor
[N/A]

Item 1124 — Sponsor Interest in the Securities*

* This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

Item 8: Significant Enhancement Provider Information	Depositor
[N/A]

Item 1114(b)(2) — Credit Enhancement Provider Financial Information*

• Determining applicable disclosure threshold
• Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference

Item 1115(b) — Derivative Counterparty Financial	Depositor

Information*	[N/A]

• Determining current maximum probable exposure
• Determining current significance percentage
• Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference

* This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

Item 9: Other Information	Any responsible party for the applicable
Form 8-K Disclosure item

Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported

Item 10: Exhibits

Distribution Statement to Certificateholders	Trustee [Administrative Agent]
Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor

Schedule B-6

ADDITIONAL FORM 10-K DISCLOSURE

Item on Form 10-K	Responsible Party
Item 1B: Unresolved Staff Comments	Depositor

Item 9B: Other Information Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	Any responsible party for disclosure items on Form 8-K

Item 15: Exhibits, Financial Statement Schedules	(i) As to agreements, Trustee/Depositor and (ii) as to financial statements, Reporting Servicers (as to themselves)

Reg AB Item 1112(b): Significant Obligors of Pool Assets	Depositor
[N/A]
Significant Obligor Financial Information*

* This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

Reg AB Item 1114(b)(2): Credit Enhancement Provider Financial Information	Depositor
[N/A]
• Determining applicable disclosure threshold
• Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference

* This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

Reg AB Item 1115(b): Derivative Counterparty Financial Information	Depositor
[N/A]
• Determining current maximum probable exposure
• Determining current significance percentage
• Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference

* This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

• Issuing Entity (Trust Fund)	Trustee

Schedule B-7

ADDITIONAL FORM 10-K DISCLOSURE

Item on Form 10-K	Responsible Party
• Sponsor	Depositor
• Depositor	Depositor
• Trustee	Trustee
• Any other party contemplated by 1100(d)(1)	Depositor

Reg AB Item 1119: Affiliations and Relationships
Whether (a) the Sponsor, Depositor or Issuing Entity is an affiliate of the following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:	Depositor as to (a)

• Trustee	Trustee
• Any 1112(b) Significant Obligor	Depositor or
[N/A]
• Any 1114 Credit Enhancement Provider	Depositor or
[N/A]
• Any 1115 Derivate Counterparty Provider	Depositor or
[N/A]
• Any other 1101(d)(1) material party	Depositor

Whether there are any “outside the ordinary course business arrangements” other than would be obtained in an arm’s length transaction between (a) the Sponsor, Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Certificateholder’s understanding of the Certificates:	Depositor as to (a)

• Trustee	Trustee
• Any 1112(b) Significant Obligor	Depositor or
[N/A]
• Any 1114 Credit Enhancement Provider	Depositor or
[N/A]
• Any 1115 Derivate Counterparty Provider	Depositor or
[N/A]
• Any other 1101(d)(1) material party	Depositor
• Whether there are any specific relationships involving the transaction or the pool assets between (a) the Sponsor, Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:	Depositor as to (a)

• Trustee	Trustee
• Any 1112(b) Significant Obligor	Depositor or
[N/A]
• Any 1114 Credit Enhancement Provider	Depositor or
[N/A]
• Any 1115 Derivate Counterparty Provider	Depositor or
[N/A]
• Any other 1101(d)(1) material party	Depositor

Schedule B-8

FORM 8-K DISCLOSURE
FORM 8-K DISCLOSURE INFORMATION

Item on Form 8-K	Responsible Party
Item 1.01- Entry into a Material Definitive Agreement	All parties (with respect to any agreement entered into by such party)
Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus

Item 1.02- Termination of a Material Definitive Agreement	All parties (with respect to any agreement entered into by such party)

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Item 1.03- Bankruptcy or Receivership

Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:

• Sponsor	Depositor
• Depositor	Depositor
• Other Servicer servicing 20% or more of the Trust Fund at the time of the report	Trustee
• Other material servicers	Trustee
• Trustee	Trustee
• Significant Obligor	Depositor or
[N/A]
• Credit Enhancer (10% or more)	Depositor or
[N/A]
• Derivative Counterparty	Depositor or
[N/A]

Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement	Trustee/ Depositor (with respect to any agreement to which the Trustee is not a party)

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Schedule B-9

FORM 8-K DISCLOSURE INFORMATION

Item on Form 8-K	Responsible Party
Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the Certificateholders.

Item 3.03- Material Modification to Rights of Security Holders	Trustee

Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement.

Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year	Trustee and Depositor
Disclosure is required of any amendment “to the governing documents of the issuing entity”.

Item 6.01- ABS Informational and Computational Material	Depositor

Item 6.02- Change of Servicer or Trustee	Depositor/Trustee (as to itself)/successor trustee

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.

Reg AB disclosure about any new servicer or master servicer is also required.	Trustee/ Depositor
Reg AB disclosure about any new trustee is also required.	successor trustee

Item 6.03- Change in Credit Enhancement or Other External Support	N/A

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.

Reg AB disclosure about any new enhancement provider is also required.	Depositor

Item 6.04- Failure to Make a Required Distribution	Trustee (to the extent the Trustee has knowledge thereof)/Depositor (to the extent the Depositor has knowledge thereof)

Item 6.05- Securities Act Updating Disclosure	Depositor

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

Schedule B-10

FORM 8-K DISCLOSURE INFORMATION

Item on Form 8-K	Responsible Party
If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor

Item 7.01- Reg FD Disclosure	All parties

Item 8.01- Other Events	Depositor

Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to Certificateholders.

Item 9.01- Financial Statements and Exhibits	Responsible servicer for reporting/disclosing the financial statement or exhibit

Schedule B-11

SCHEDULE C

Form of Performance Certification

Schedule C-1